       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2007
                                                  REGISTRATION NO. 333-[_______]
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         -------------------------------

                          SP ACQUISITION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                         -------------------------------

            DELAWARE                                  6770                                20-8523583
  (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                          SP Acquisition Holdings, Inc.
                               590 Madison Avenue
                                   32nd Floor
                            New York, New York 10022
                                 (212) 520-2300
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                             Warren G. Lichtenstein
                 Chairman, President and Chief Executive Officer
                          SP Acquisition Holdings, Inc.
                               590 Madison Avenue
                                   32nd Floor
                            New York, New York 10022
                                 (212) 520-2300
                               Fax: (212) 520-2343
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         -------------------------------

                                   COPIES TO:

         STEVEN WOLOSKY, ESQ.                   DEANNA L. KIRKPATRICK, ESQ.
  OLSHAN GRUNDMAN FROME ROSENZWEIG &               DAVIS POLK & WARDWELL
              WOLOSKY LLP                          450 LEXINGTON AVENUE
           PARK AVENUE TOWER                        NEW YORK, NY 10017
          65 EAST 55TH STREET                         (212) 450-4000
       NEW YORK, NEW YORK 10022                     FAX: (212) 450-4800
            (212) 451-2300
            (212) 451-2222

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

      If any of the securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act
of 1933 check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

                                          CALCULATION OF REGISTRATION FEE
                                          -------------------------------

                                                                          Proposed
                                                                          Maximum      Proposed Maximum
                                                                          Offering         Aggregate       Amount of
    Title of Each Class of Security Being           Amount Being         Price per         Offering       Registration
                 Registered                          Registered         Security (1)       Price (1)          Fee
------------------------------------------     -------------------     -------------   ----------------   -------------

Units, each consisting of one share of
   Common Stock, $0.001 par value, and one
   Warrant (2)                                 34,500,000 Units        $       10.00   $    345,000,000   $   36,915
Common Stock included in the Units (2)         34,500,000 Shares                  --                 --           --(3)
Warrants included in Units (2)                 34,500,000 Warrants                --                 --           --(3)
Total

----------
(1)   Estimated solely for the purpose of calculating the registration fee.
(2)   Includes 4,500,000 Units, consisting of 4,500,000 shares of Common Stock and 4,500,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)   No fee pursuant to Rule 457(g).

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES
IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED [__________], 2007

P R E L I M I N A R Y    P R O S P E C T U S

                                  [STEEL LOGO]

                                  $300,000,000

                          SP ACQUISITION HOLDINGS, INC.

                                30,000,000 UNITS

                             ----------------------

      SP Acquisition Holdings, Inc. is a newly organized blank check company organized under the laws of the State of Delaware on February 14, 2007. SP
Acquisition Holdings, Inc. was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our "initial business combination." Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead we will focus on industries and target businesses internationally, with a focus on the United
States, Europe and Asia, that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We do not currently have any specific initial business combination under consideration.

      This is an initial public offering of our securities. Each unit has an offering price of $10.00 per unit and consists of one share of our common stock and one warrant.

      We are offering 30,000,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or 12 months from the closing of this offering,
PROVIDED in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

      We have also granted the underwriters a 30-day option to purchase up to
4,500,000 additional units to cover over-allotments, if any.

      On March 22, 2007, SP Acq LLC, a Delaware limited liability company, which we refer to as our founding stockholder, purchased in a private placement
7,500,000 of our units for a purchase price of $25,000. Each unit consists of one share of common stock and one warrant. We refer to these units and shares of common stock and warrants included in the units as the founder's units,

founder's shares and initial founder's warrants, respectively and collectively as the founder's securities. Subsequent to its purchase of the founder's units, our founding stockholder has agreed to sell 681,818 founder's units (subject to adjustment if the over-allotment option is exercised or if founder's units are transferred to directors) to Steel Partners II, L.P., an affiliate of the founding stockholder. Our founding stockholder and Steel Partners II, L.P. have agreed (i) to vote the founder's shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination, and (ii) to waive any right to receive a liquidation distribution with respect to the founder's shares in the event we fail to consummate an initial business combination. The initial founder's warrants are identical to the warrants contained in the units being offered in this offering except that they are not redeemable while held by our founding stockholder or its permitted transferees, including Steel Partners II, L.P. and the conditions to exercisability of such initial founder's warrants are different. All of the founder's securities (including the common stock to be issued upon exercise of the initial founder's warrants) are subject to certain transfer restrictions.

      Our founding stockholder has also agreed to purchase an aggregate of
5,250,000 warrants at a price of $1.00 per warrant ($5.25 million in the aggregate) in a private placement that will occur immediately prior to this offering. We refer to these warrants as the additional founder's warrants. The proceeds from the sale of the additional founder's warrants will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete our initial business combination. The additional founder's warrants will be identical to the warrants contained in the units being offered in this offering except that they are not redeemable while held by our founding stockholder or its permitted transferees. The additional founder's warrants
(including the common stock to be issued upon exercise of these warrants) are subject to certain transfer restrictions.

      In addition, Steel Partners II, L.P. has agreed to purchase 3,000,000 of our units, which we refer to as the co-investment units, from us at a price of
$10.00 per unit ($30.0 million in the aggregate) in a private placement that will occur immediately prior to our consummation of our initial business combination. These co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions.

      Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock
Exchange under the symbol "DSP.U" on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, subject to our filing a current report on Form 8-K with the Securities and
Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols "DSP" and
"DSP.WS," respectively.

      INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 26 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION
THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                                   PER UNIT       TOTAL PROCEEDS
                                                   --------       --------------

Public offering price                            $      10.00      $ 300,000,000
Underwriting discounts and commissions (1)       $       0.70      $  21,000,000
Proceeds, before expenses, to us                 $       9.30      $ 279,000,000

----------
(1)   Includes $.30 per unit, or $9.0 million in the aggregate ($10.35 million if the underwriters' over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank,
      N.A., to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

      The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about
[_____________], 2007. Of the proceeds we receive from this offering and the sale of the additional founder's warrants approximately $9.75 per unit, or
$292,450,000 in the aggregate (approximately $9.73 per unit or $335,650,000 if the underwriters' over-allotment option is exercised in full) will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by Continental
Stock Transfer & Trust Company, acting as trustee.

                               -------------------

UBS INVESTMENT BANK                                LADENBURG THALMANN & CO. INC.

                  The date of this prospectus is [    ], 2007

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE
HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH
DIFFERENT INFORMATION. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER
OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU
SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE
AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                              --------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

      Until [   ], 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       1

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                               PROSPECTUS SUMMARY

      THIS SUMMARY ONLY HIGHLIGHTS THE MORE DETAILED INFORMATION APPEARING
ELSEWHERE IN THIS PROSPECTUS. AS THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL OF
THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING AN INVESTMENT DECISION. YOU
SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE INFORMATION UNDER
"RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED
ELSEWHERE IN THIS PROSPECTUS, BEFORE INVESTING. REFERENCES IN THIS PROSPECTUS TO
"WE," "US" OR "OUR COMPANY" REFER TO SP ACQUISITION HOLDINGS, INC., A DELAWARE
CORPORATION. REFERENCES TO "PUBLIC STOCKHOLDERS" REFER TO PURCHASERS IN THIS
OFFERING OR IN THE SECONDARY MARKET, INCLUDING ANY OF OUR OFFICERS OR DIRECTORS
AND THEIR AFFILIATES TO THE EXTENT THAT THEY PURCHASE OR ACQUIRE SHARES IN THIS
OFFERING OR IN THE SECONDARY MARKET. UNLESS WE TELL YOU OTHERWISE, THE
INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE
THEIR OVER-ALLOTMENT OPTION.

      We are a blank check company organized under the laws of the State of
Delaware on February 14, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our
"initial business combination." To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses intentionally, with a focus on the United
States, Europe and Asia that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

      We will seek to capitalize on the significant investing experience and contacts of our Chairman, President and Chief Executive Officer, Warren G.
Lichtenstein and our other directors and executive officers. Mr. Lichtenstein has over 19 years of experience investing globally in public and private companies including debt and equity securities, and serving on boards of directors. In addition, Jack Howard our Director and Vice Chairman has more than
22 years of experience in sourcing, evaluating, structuring and managing investments, and serving on boards of directors. James Henderson, our Executive
Vice President, has more than 26 years of experience as an operating executive in various companies, including serving in senior executive capacities and on boards of directors.

      Mr. Lichtenstein founded Steel Partners Group (as hereinafter defined) in
1990 and serves as Chief Executive Officer and Portfolio Manager of various of its business entities. Steel Partners Group, operating through Steel Partners,
Ltd. and various other business entities, manages approximately $___ billion of assets as of _________, 2007 invested in public and private debt and equity investments in companies with market capitalizations of up to $10 billion in the
United States, Asia and Europe. Steel Partners Group's main investment fund is
Steel Partners II, L.P., which invests globally with approximately $___ billion under management as of __________, 2007. Steel Partners Group also co-manages
Steel Partners Japan Strategic Fund (Offshore), L.P., which invests in Japan with $___ billion under management as of ________, 2007 and Steel Partners China
Access I L.P., which will invest in China with approximately $___ million of committed capital as of __________, 2007. Steel Partners II, L.P. is also a significant investor in Steel Partners Japan Strategic Fund (Offshore), L.P. and
Steel Partners China Access I L.P., which serve as Steel Partner Group's primary vehicles for investing in Japan and China respectively.

      Steel Partners Group currently has more than 35 employees, with offices in
New York, Los Angeles, London, Tokyo, Hong Kong and Beijing. Steel Partners
Group's senior professionals are in many cases long-time colleagues who have

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worked together extensively at Steel Partners Group and in various other capacities. They have extensive investment, trading, restructuring, accounting, mergers and acquisitions, financing, tax, operating and legal experience, including active participation on boards of directors, particularly in the areas of financial management, management oversight and compensation, and acquisitions and dispositions. Steel Partners Group also has three operating partners who have significant experience in operating and improving businesses. Steel
Partners Group's operating executives have an average of 30 years of operating/industry experience. These executives are experienced managers with expertise in instilling operational excellence, improving operations and enhancing value of companies. Employees of Steel Partners Group, including our executive officers, have significant experience serving on the board of directors of portfolio companies of Steel Partners Group and working with management teams to create value. Currently, nine Steel Partners Group professionals sit on 16 boards globally. We believe that through our access to the combined experience of Steel Partners Group professionals based in New York,
Los Angeles and London, and the broad capabilities of Steel Partners Group, we will be able to identify an attractive acquisition opportunity.

      The underlying investment philosophy of Steel Partners Group is to provide global expertise together with local experts and to invest on the basis of value not popularity. Steel Partners Group has built an extensive network of relationships including private equity sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, attorneys, accountants and investors throughout the United States, Asia and Europe. We believe we will benefit from these relationships and the substantial transaction and/or research experience of Steel Partners Group employees based in New York,
Los Angeles and London who will be available to us in connection with sourcing, evaluating, structuring and executing our initial business combination. In addition, Steel Partners Group maintains active relationships with its portfolio company management teams that can help provide us with additional insights on a wide variety of companies and industries.

      Our efforts in identifying a prospective acquisition target will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States, Europe, and Asia, excluding China, that may provide significant opportunity for value creation. Our investment philosophy will be based on the proven strategies employed by Steel Partners
Group, which reflect a value-orientation and investment discipline that are the result of having investments in public and private debt and equity, as well as distressed debt over 17 years in a diverse range of industries. This includes investments where Steel Partners Group has exercised control over the portfolio company. Steel Partners Group focuses on maintaining discipline with respect to purchase price, analyzing the business based on long-term value creation that can be achieved, extensive business and financial analysis and utilizing numerous resources to maximize value post-acquisition. Steel Partners Group analyzes a target's business risks and opportunities and proactively seeks the advice of its network of operating executives and others to gain proprietary insights.

      Similar to those strategies employed by Steel Partners Group, we have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet all of these criteria and guidelines.

      o     ESTABLISHED BUSINESSES THAT MEET THE STRINGENT INVESTMENT CRITERIA
            EMPLOYED BY STEEL PARTNERS GROUP. We intend to benefit from the stringent investment criteria employed by Steel Partners Group. We will seek to acquire established businesses that are easy to

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            understand and that we believe can benefit from Steel Partners
            Group's extensive experience in improving operations and enhancing value. We will target businesses that we believe are fundamentally sound but potentially in need of certain financial, operational, strategic or managerial redirection to maximize value. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

      o     ABILITY FOR STEEL PARTNERS GROUP TO ADD VALUE. We will seek to acquire a target business or businesses where Steel Partners Group can add value by providing access to Steel Partners Group's professionals and global network:

            o     Providing access to Steel Partners Group's operating
                  executives' industry experience, with a particular focus on functional areas that can maximize value post-acquisition
                  through operational excellence, lean manufacturing, six sigma
                  (a disciplined, data driven approach and methodology for
                  eliminating defects in any process, from manufacturing to
                  transactional and from product to service), strategy
                  deployment, low cost sourcing, reduction of unnecessary
                  corporate overhead, improved business processes, reducing
                  working capital and sale of underperforming assets.

            o     Steel Partner Group's experience in executing leveraged
                  acquisitions by public companies of private companies,
                  managing the post-acquisition medium-term value creation
                  process, and optimizing the value of public companies through good governance, appropriate capital structures, and proper shareholder relations.

      We have entered into a business opportunity right of first review agreement with Mr. Lichtenstein and Steel Partners, L.L.C. that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Steel Partners Group relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between $250 million and
$1.2 billion. Steel Partners Group will first offer any such business opportunity to us and Mr. Lichtenstein and Steel Partners, L.L.C. will not, and will cause each other business entity within Steel Partners Group not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Steel Partners Group to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

      o     companies targeted for acquisition by any business in which Steel
            Partners II, L.P. directly or indirectly has an investment
            (including Steel Partners Japan Strategic Fund (Offshore), L.P.); or

      o     businesses headquartered in or organized under the laws of China.

      While we may seek to acquire more than one business or asset, which we refer to as our "target business" or "target businesses," our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.0 million, or $10.35 million if the underwriters'
over-allotment option is exercised in full) plus the proceeds of the co-investment. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

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      If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement our dissolution and liquidation plan, which we expect will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.75 per share of common stock held by them (or approximately
$9.73 per share if the underwriters exercise their over-allotment option).

      On March 22, 2007, our founding stockholder entered into an agreement with us to purchase 5,250,000 warrants at a price of $1.00 per warrant, concurrently with the closing of this offering. Our founding stockholder will pay for the additional founder's warrants in cash from available funds. The $5.25 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $5.25 million will be part of the liquidating distribution to our public stockholders, and the warrants will expire worthless.

      Steel Partners II, L.P. has agreed to purchase an aggregate of 3,000,000 units, which we refer to as the co-investment units, directly from us at a price of $10.00 per unit ($30.0 million in the aggregate) in a private placement that will occur immediately prior to our consummation of our initial business combination, which will not occur until after the approval of the initial business combination by a majority of our public stockholders. These co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions.

      As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to our consummation of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidating distribution. Steel Partners II, L.P. has agreed to provide our audit committee, on a quarterly basis, with evidence that it has sufficient net liquid assets available to consummate the co-investment. In the event that Steel Partners II, L.P. is unable to consummate the co-investment when required to do so, our founding stockholder and Steel Partners II, L.P.
have agreed to surrender and forfeit their founder's units to us; provided that such surrender and forfeiture will not be required if our founding stockholder purchases such co-investment units.

      The proceeds from the sale of the co-investment units will provide us with additional equity capital to fund a business combination. In addition, we believe that the commitment of significant capital on the same terms as our public stockholders demonstrates Steel Partners Group's commitment to us and helps differentiate us from other similar companies. However, we may need to raise additional funds, in addition to the co-investment, through a private offering of debt or equity securities if such funds were required to consummate our initial business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

      In this prospectus, with respect to (i) the right of first review agreement between us and Mr. Lichtenstein and Steel Partners, L.L.C., or (ii)
any non-compete between us and our officers and directors or Steel Partners,
L.L.C., the term Steel Partners Group refers only to Steel Partners, II, L.P.,
Steel Partners Offshore Fund, Ltd., Steel Partners, Ltd., Steel Partners,
L.L.C., Steel Partners (UK) Ltd. and certain other entities that may be deemed to be wholly-controlled by Mr. Lichtenstein. With respect to all other uses in this Prospectus, the term Steel Partners Group shall refer to the entities listed in the preceding sentence as well as Steel Partners China Access I L.P.,
Steel Partners Japan Strategic Fund (Offshore), L.P. and certain other entities affiliated with Steel Partners China Access I L.P. and Steel Partners Japan
Strategic Fund (Offshore), L.P., which entities will not be subject to the right of first review or non-compete.

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      Our executive offices are located at 590 Madison Avenue, 32nd Floor, New
York, New York 10022 and our telephone number is (212) 520-2300.

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                                  THE OFFERING

      IN MAKING YOUR DECISION ON WHETHER TO INVEST IN OUR SECURITIES, YOU SHOULD
TAKE INTO ACCOUNT NOT ONLY THE BACKGROUND OF THE MEMBERS OF OUR MANAGEMENT TEAM,
BUT ALSO THE SPECIAL RISKS WE FACE AS A BLANK CHECK COMPANY AND THE FACT THAT
THIS OFFERING IS NOT BEING CONDUCTED IN COMPLIANCE WITH RULE 419 PROMULGATED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). YOU WILL
NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS IN RULE 419 BLANK
CHECK OFFERINGS. YOU SHOULD CAREFULLY CONSIDER THESE AND THE OTHER RISKS SET
FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 26 OF THIS PROSPECTUS.

SECURITIES OFFERED:               30,000,000 units, at $10.00 per unit, each
                                  unit consisting of:

                                  o   one share of common stock; and

                                  o   one warrant.

TRADING COMMENCEMENT AND          The units will begin trading on or promptly
SEPARATION OF COMMON STOCK AND    after the date of this prospectus.  The
WARRANTS:                         common stock and warrants comprising the units
                                  will begin separate trading five business days
                                  following the earlier to occur of the
                                  expiration of the underwriters' over-allotment
                                  option or its exercise in full, subject to our
                                  having filed the Form 8-K described below and
                                  having issued a press release announcing when
                                  such separate trading will begin.

SEPARATE TRADING OF THE COMMON    In no event will the common stock and
STOCK AND WARRANTS IS PROHIBITED  warrants be traded separately until we have
UNTIL WE HAVE FILED A CURRENT     filed our first current report on Form 8-K
REPORT ON FORM 8-K:               with the SEC containing an audited balance
                                  sheet reflecting our receipt of the gross
                                  proceeds of this offering and issued a press
                                  release announcing when such separate trading
                                  will begin. We will file the Form 8-K promptly
                                  after the consummation of this offering, which
                                  is anticipated to take place four business
                                  days from the date of this prospectus. The
                                  audited balance sheet will include proceeds we
                                  receive from the exercise of the
                                  over-allotment option if such option is
                                  exercised prior to the filing of the Form 8-K.
                                  If the over-allotment option is exercised
                                  following the initial filing of such Form 8-K,
                                  we will file a second or amended Form 8-K to
                                  provide updated financial information to
                                  reflect the exercise of the over-allotment
                                  option but such filing will not be a condition
                                  to the commencement of separate trading of the
                                  units.

NUMBER OF SECURITIES TO BE
OUTSTANDING:
                                   Prior to this   After this      After the
                                      offering      offering     Co-Investment
                                      --------      --------     -------------

Units                                 7,500,000     37,500,000     40,500,000
Common Stock                          7,500,000     37,500,000     40,500,000
Warrants                              7,500,000     42,750,000(1)  45,750,000(1)

                                  ----------
                                  (1) Includes 5,250,000 additional founder's
                                      warrants described below.

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WARRANTS:

   EXERCISABILITY:                Each warrant is exercisable for one share of
                                  common stock, subject to adjustment as
                                  described herein.

   EXERCISE PRICE:                $7.50. Holders of the warrants must pay the
                                  exercise price in full upon exercise of the
                                  warrants and will receive one share of common
                                  stock, subject to adjustment as described
                                  herein, per warrant. Holders will not be
                                  entitled to receive a net cash settlement upon
                                  exercise of the warrants.

   EXERCISE PERIOD FOR THE        The warrants included in the units sold in
   WARRANTS INCLUDED IN THE       this offering will become exercisable on the
   UNITS SOLD IN THIS OFFERING:   later of:

                                  o   the completion of our initial business
                                      combination, or

                                  o   12 months from the closing of this
                                      offering,

                                  PROVIDED in each case that we have an
                                  effective registration statement under the
                                  Securities Act covering the shares of common
                                  stock issuable upon exercise of the warrants.

                                  We have agreed to use our best efforts to have
                                  an effective registration statement covering
                                  shares of common stock issuable upon exercise
                                  of the warrants from the date the warrants
                                  become exercisable and to maintain a current
                                  prospectus relating to that common stock until
                                  the warrants expire or are redeemed. The
                                  warrants will expire at 5:00 p.m., New York
                                  time, on the date that is five years from the
                                  date of this prospectus or earlier upon
                                  redemption or liquidation of the trust
                                  account.

   REDEMPTION:                    Once the warrants become exercisable, except
                                  as described below with respect to the initial
                                  founder's warrants or the additional founder's
                                  warrants, we may redeem the outstanding
                                  warrants:

                                  o   in whole and not in part,

                                  o   at a price of $0.01 per warrant,

                                  o   upon a minimum of 30 days' prior written
                                      notice of redemption, and

                                  o   if, and only if, the last sale price of
                                      our common stock equals or exceeds $14.25
                                      per share for any 20 trading days within
                                      a 30 trading day period ending three
                                      business days before we send the notice
                                      of redemption,

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                                  PROVIDED that on the date we give notice of
                                  redemption and during the entire period
                                  thereafter until the time we redeem the
                                  warrants, we have an effective registration
                                  statement covering the shares of common stock
                                  issuable upon exercise of the warrants and a
                                  current prospectus relating to them is
                                  available.

   REASONS FOR REDEMPTION         We have established the above conditions to
   LIMITATIONS:                   our exercise of redemption rights with the
                                  intent of:

                                  o   providing warrant holders with adequate
                                      notice of redemption, and allowing them
                                      to exercise their warrants prior to
                                      redemption at a time when there is a
                                      reasonable premium to the warrant
                                      exercise price; and

                                  o   providing a sufficient differential
                                      between the then-prevailing common stock
                                      price and the warrant exercise price so
                                      there is a buffer to absorb any negative
                                      market reaction to our redemption of the
                                      warrants.

                                  If the foregoing conditions are satisfied and
                                  we issue a notice of redemption, warrant
                                  holders can exercise their warrants at any
                                  time prior to the scheduled redemption date.
                                  However, there is no guarantee that the price
                                  of the common stock will exceed the $14.25
                                  trigger price or the warrant exercise price
                                  after the redemption notice is issued.

FOUNDER'S UNITS:                  On March 22, 2007, our founding stockholder
                                  purchased 7,500,000 of our units for an
                                  aggregate purchase price of $25,000 in a
                                  private placement.

                                  Each unit consists of one share of common
                                  stock and one warrant. We refer to these units
                                  and shares of common stock and warrants
                                  included in the units as the founder's units,
                                  founder's shares and initial founder's
                                  warrants, respectively throughout this
                                  prospectus. Our founding stockholder has
                                  agreed to sell 681,818 founder's units
                                  (subject to adjustment if the over-allotment
                                  option is exercised or if founder's units are
                                  transferred to directors) to Steel Partners
                                  II, L.P., an affiliate of our founding
                                  stockholder.

                                  The founder's units are identical to the units
                                  sold in this offering, except that:

                                  o   our founding stockholder and Steel
                                      Partners II, L.P. have agreed to vote
                                      their founder's shares in the same manner
                                      as a majority of the public stockholders
                                      who vote at the special or annual meeting
                                      called for the purpose of approving our
                                      initial business combination;

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                                  o   our founding stockholder and Steel
                                      Partners II, L.P. have agreed that the
                                      founder's shares included therein will
                                      not participate with the common stock
                                      included in the units sold in this
                                      offering in any liquidating distribution;

                                  o   the initial founder's warrants included
                                      therein will:

                                      o  only become exercisable after our
                                         consummation of our initial business
                                         combination if and when the last sales
                                         price of our common stock exceeds
                                         $14.25 per share for any 20 trading
                                         days within a 30 trading day period
                                         beginning 90 days after such business
                                         combination; and

                                      o  be non-redeemable so long as they are
                                         held by our founding stockholder or
                                         its permitted transferees, including
                                         Steel Partners II, L.P.; and

                                  o   the founder's units (including the
                                      founder's shares and initial founder's
                                      warrants) will be surrendered and
                                      forfeited in the event that Steel
                                      Partners II, L.P. fails to purchase the
                                      co-investment units; provided that such
                                      surrender and forfeiture will not be
                                      required if our founding stockholder
                                      purchases such co-investment units.

                                  The holders of the warrants purchased in this
                                  offering will not be able to exercise those
                                  warrants unless we have an effective
                                  registration statement covering the shares
                                  issuable upon their exercise and a related
                                  current prospectus available. Although the
                                  shares of common stock issuable pursuant to
                                  the initial founder's warrants will not be
                                  issued pursuant to a registration statement so
                                  long as they are held by our founding
                                  stockholder and its permitted transferees, the
                                  warrant agreement provides that the initial
                                  founder's warrants may not be exercised unless
                                  an effective registration statement relating
                                  to the common stock issuable upon exercise of
                                  the warrants purchased in this offering is
                                  effective and a related current prospectus is
                                  available.

                                  If the number of units we offer to the public
                                  is increased or decreased from the number
                                  shown in this prospectus prior to the
                                  conclusion of the offering, then the founder's
                                  units will be adjusted in the same proportion
                                  as the increase or decrease in the units
                                  offered hereby in order to maintain their
                                  percentage ownership. We will not make or
                                  receive any cash payment in respect of any
                                  such adjustment.

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                                  In addition, our founding stockholder, Steel
                                  Partners II, L.P. and each of our officers and
                                  directors has also agreed that if it, he or
                                  she acquires shares of common stock in or
                                  following this offering, it, he or she will
                                  vote all such acquired shares in favor of our
                                  initial business combination. Any such
                                  purchases of stock following this offering are
                                  expected to be effected through open market
                                  purchases or privately negotiated
                                  transactions. As a result, neither our
                                  founding stockholder, Steel Partners II, L.P.
                                  nor any of our officers or directors will be
                                  able to exercise the conversion rights (as
                                  described below) with respect to any of our
                                  shares that it, he or she may acquire prior
                                  to, in or after this offering.

ADDITIONAL FOUNDER'S WARRANTS:    On March 22, 2007, our founding stockholder
                                  also agreed to purchase 5,250,000 warrants at
                                  a price of $1.00 per warrant, upon the
                                  consummation of this offering. We refer to
                                  these warrants as the additional founder's
                                  warrants throughout this prospectus. The
                                  additional founder's warrants will be
                                  purchased separately and not in combination
                                  with common stock or in the form of units. The
                                  purchase price of the additional founder's
                                  warrants will be added to the proceeds from
                                  this offering to be held in the trust account
                                  at JPMorgan Chase Bank, N.A., to be maintained
                                  by Continental Stock Transfer & Trust Company
                                  pending our completion of an initial business
                                  combination. If we do not complete an initial
                                  business combination that meets the criteria
                                  described in this prospectus, then the $5.25
                                  million purchase price of the additional
                                  founder's warrants will become part of the
                                  liquidation distribution to our public
                                  stockholders and the additional founder's
                                  warrants will expire worthless.

                                  The additional founder's warrants are
                                  identical to the warrants sold in this
                                  offering, except that they will be
                                  non-redeemable so long as they are held by our
                                  founding stockholder or its permitted
                                  transferees.

                                  The holders of the warrants purchased in this
                                  offering will not be able to exercise those
                                  warrants unless we have an effective
                                  registration statement covering the shares
                                  issuable upon their exercise and a related
                                  current prospectus available. Although the
                                  shares of common stock issuable pursuant to
                                  the additional founder's warrants will not be
                                  issued pursuant to a registration statement so
                                  long as they are held by our founding
                                  stockholder and its permitted transferees, the
                                  warrant agreement provides that the additional
                                  founder's warrants may not be exercised unless
                                  an effective registration statement relating
                                  to the common stock issuable upon exercise of
                                  the warrants purchased in this offering is
                                  effective and a related current prospectus is
                                  available.

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CO-INVESTMENT UNITS PURCHASED     Steel Partners II, L.P. has agreed to
THROUGH PRIVATE PLACEMENT:        purchase 3,000,000 of our units at a price of
                                  $10.00 per unit for an aggregate purchase
                                  price of $30.0 million from us in a private
                                  placement that will occur immediately prior to
                                  our consummation of our initial business
                                  combination, which will not occur until after
                                  the approval of our initial business
                                  combination by a majority of our public
                                  stockholders. Each unit will consist of one
                                  share of common stock and one warrant. We
                                  refer to this private placement as the
                                  co-investment and these private placement
                                  units, shares of common stock and warrants as
                                  the co-investment units, co-investment shares
                                  and co-investment warrants, respectively,
                                  throughout this prospectus.

                                  The co-investment units will be identical to
                                  the units sold in this offering except that
                                  the co-investment warrants will be
                                  non-redeemable so long as they are held by
                                  Steel Partners II, L.P. or its permitted
                                  transferees.

                                  The holders of the warrants purchased in this
                                  offering will not be able to exercise those
                                  warrants unless we have an effective
                                  registration statement covering the shares
                                  issuable upon their exercise and a related
                                  current prospectus available. Although the
                                  shares of common stock issuable pursuant to
                                  the co-investment warrants will not be issued
                                  pursuant to a registration statement so long
                                  as they are held by our founding stockholder
                                  and its permitted transferees, the warrant
                                  agreement provides that the co-investment
                                  warrants may not be exercised unless an
                                  effective registration statement relating to
                                  the common stock issuable upon exercise of the
                                  warrants purchased in this offering is
                                  effective and a related current prospectus is
                                  available.

                                  As the proceeds from the sale of the
                                  co-investment units will not be received by us
                                  until immediately prior to our consummation of
                                  our initial business combination, these
                                  proceeds will not be deposited into the trust
                                  account and will not be available for
                                  distribution to our public stockholders in the
                                  event of a liquidating distribution. Steel
                                  Partners II, L.P. will not receive any
                                  additional carried interest (in the form of
                                  additional units, common stock, warrants or
                                  otherwise) in connection with the
                                  co-investment.

                                  Steel Partners II, L.P. has agreed to provide
                                  our audit committee, on a quarterly basis,
                                  with evidence that it has sufficient net
                                  liquid assets available to consummate the
                                  co-investment. In the event that Steel
                                  Partners II, L.P. is unable to consummate the
                                  co-investment when required to do so, our
                                  founding stockholder and Steel Partners II,
                                  L.P. have agreed to surrender and forfeit
                                  their founder's units to us; provided that
                                  such surrender and forfeiture will not be
                                  required if our founding stockholder purchases
                                  such co-investment units.

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TRANSFER RESTRICTIONS:            Our founding stockholder and Steel Partners
                                  II, L.P. have agreed not to sell or transfer
                                  any of their founder's units, founder's shares
                                  or initial founder's warrants (including the
                                  common stock to be issued upon the exercise of
                                  the initial founder's warrants) for a period
                                  of one year from the date we consummate our
                                  initial business combination and our founding
                                  stockholder has agreed not to sell or transfer
                                  the additional founder's warrants (including
                                  the common stock to be issued upon exercise of
                                  the additional founder's warrants) until after
                                  we complete our initial business combination,
                                  other than to permitted transferees. Steel
                                  Partners II, L.P. has agreed not to transfer,
                                  assign or sell any of its co-investment units,
                                  the co-investment shares or co-investment
                                  warrants (including the common stock to be
                                  issued upon exercise of the co-investment
                                  warrants) until one year after we consummate
                                  our initial business combination, other than
                                  to permitted transferees. The permitted
                                  transferees will be our officers, directors
                                  and employees, and other persons or entities
                                  associated or affiliated with Steel Partners
                                  II, L.P. or Steel Partners, Ltd. provided that
                                  the transferees receiving such securities
                                  agree to be subject to the transfer
                                  restrictions and, in the case of the founder's
                                  shares, waive their right to participate in
                                  any liquidation distribution if we fail to
                                  consummate an initial business consummation
                                  and agree to vote in accordance with the
                                  majority of shares of common stock voted by
                                  the public stockholders in connection with our
                                  initial business combination and in the case
                                  of the founder's units (including the
                                  founder's shares and initial founders
                                  warrants) agree to surrender and forfeit such
                                  securities in the event that Steel Partners
                                  II, L.P. or the founding stockholder fail to
                                  purchase the co-investment units. Any transfer
                                  to a permitted transferee will be in a private
                                  transaction exempt from registration under the
                                  Securities Act. Please see "Principal
                                  Stockholders--Transfer Restrictions."

REGISTRATION RIGHTS:              Concurrently with the issuance and sale of
                                  the securities in this offering, we will enter
                                  into an agreement with each of our founding
                                  stockholder and Steel Partners II, L.P.
                                  granting (i) in the case of the founding
                                  stockholder and Steel Partners II, L.P., the
                                  right to demand that we register the resale of
                                  the founder's units, the founder's shares, the
                                  initial founder's warrants as well as the
                                  shares of common stock issuable upon the
                                  exercise of the initial founder's warrants,
                                  (ii) in the case of the founding stockholder,
                                  the right to demand that we register the
                                  resale of the additional founder's warrants
                                  and the shares of common stock issuable upon
                                  exercise of the additional founder's warrants
                                  and (iii) in the case of Steel Partners II,

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                                  L.P., the right to demand that we register the
                                  resale of the co-investment units, the
                                  co-investment shares and the co-investment
                                  warrants and the shares of common stock
                                  issuable upon exercise of the co-investment
                                  warrants. The registration rights will be
                                  exercisable with respect to the founder's
                                  units, founder's shares, initial founder's
                                  warrants (including shares issuable upon
                                  exercise of such warrants), co-investment
                                  units, co-investment shares and co-investment
                                  warrants (including shares issuable upon
                                  exercise of these warrants) at any time
                                  commencing three months prior to the date on
                                  which they are no longer subject to the
                                  transfer restrictions described above and with
                                  respect to the additional founder's warrants
                                  and the shares of common stock issuable upon
                                  exercise of such warrants, at any time after
                                  the execution of a definitive agreement for an
                                  initial business combination.

                                  We will bear the expenses incurred in
                                  connection with the filing of any such
                                  registration statements. Please see
                                  "Description of Securities-- Securities
                                  Eligible for Future Sale--Registration Rights"
                                  for more information.

RIGHT OF FIRST REVIEW:            We have entered into a business opportunity
                                  right of first review agreement with Mr.
                                  Lichtenstein and Steel Partners, L.L.C. that
                                  provides that from the date of this prospectus
                                  until the earlier of the consummation of our
                                  initial business combination or our
                                  liquidation in the event we do not consummate
                                  an initial business combination, we will have
                                  a right of first review with respect to
                                  business combination opportunities of Steel
                                  Partners Group relating to companies that are
                                  not publicly traded on a stock exchange or
                                  over-the-counter market with an enterprise
                                  value of between $250 million and $1.2
                                  billion. Steel Partners Group will first offer
                                  any such business opportunity to us and Mr.
                                  Lichtenstein and Steel Partners, L.L.C. will
                                  not, and will cause each other business entity
                                  within Steel Partners Group not to, pursue
                                  such business opportunity unless and until our
                                  board of directors has determined for any
                                  reason that we will not pursue such
                                  opportunity. Decisions by us to release Steel
                                  Partners Group to pursue any specific business
                                  opportunity will be made solely by a majority
                                  of our disinterested directors. This right of
                                  first review will not include:

                                  o   companies targeted for acquisition by any
                                      business in which Steel Partners II, L.P.
                                      directly or indirectly has an investment
                                      (including Steel Partners Japan Strategic
                                      Fund (Offshore), L.P.); or

                                  o   businesses headquartered in or organized
                                      under the laws of China.

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PROPOSED AMERICAN STOCK EXCHANGE
SYMBOLS FOR OUR:

   UNITS:                         DSP.U

   COMMON STOCK:                  DSP

   WARRANTS:                      DSP.WS

PROCEEDS FROM THE OFFERING AND    $292,450,000, or approximately $9.75 per unit
THE SALE OF THE ADDITIONAL        (or approximately $335,650,000 or $9.73 per
FOUNDER'S WARRANTS TO BE HELD IN  unit, if the over-allotment option is
TRUST ACCOUNT; AMOUNTS PAYABLE    exercised in full) of the proceeds of this
PRIOR TO TRUST ACCOUNT            offering and the sale of the additional
DISTRIBUTION OR LIQUIDATION:      founder's warrants will be placed in a trust
                                  account at JPMorgan Chase Bank, N.A., pursuant
                                  to the investment management trust agreement
                                  we will enter into with the trustee on the
                                  date of this prospectus. These proceeds
                                  include $9.0 million in deferred underwriting
                                  discounts and commissions (or $10.35 million
                                  if the underwriters' over-allotment option is
                                  exercised in full). We believe that the
                                  inclusion in the trust account of the purchase
                                  price of the additional founder's warrants and
                                  the deferred underwriting discounts and
                                  commissions is a benefit to our stockholders
                                  because additional proceeds will be available
                                  for distribution to investors if a liquidation
                                  of our company occurs prior to our completing
                                  an initial business combination. Proceeds in
                                  the trust account will not be released until
                                  the earlier of completion of an initial
                                  business combination or our liquidation.
                                  Unless and until our initial business
                                  combination is consummated, proceeds held in
                                  the trust account will not be available for
                                  our use for any purpose, including the payment
                                  of expenses related to this offering or the
                                  investigation, selection and negotiation of an
                                  agreement with one or more target businesses,
                                  except that there may be released to us from
                                  the trust account (i) interest income earned
                                  on the trust account balance to pay any income
                                  taxes on such interest and (ii) interest
                                  income earned of up to $3.5 million on the
                                  trust account balance to fund our working
                                  capital requirements. With these exceptions,
                                  expenses incurred by us while seeking our
                                  initial business combination may be paid prior
                                  to an initial business combination only from
                                  $100,000 of the net proceeds of this offering
                                  not held in the trust account.

                                  Please see "Use of Proceeds" for additional
                                  information concerning the allocation of the
                                  proceeds of this offering.

WARRANT PROCEEDS PAID TO US:      None of the warrants may be exercised until
                                  after the consummation of our initial business
                                  combination and, thus, after the proceeds of
                                  the trust account have been disbursed.
                                  Accordingly, the proceeds from any warrant

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                                  exercise will be paid directly to us and not
                                  placed in the trust account. This could
                                  provide an additional source of liquidity for
                                  us although there can be no assurance when the
                                  warrants, initial founder's warrants, the
                                  additional founder's warrants or the
                                  co-investment warrants will be exercise, if at
                                  all.

LIMITED PAYMENTS TO INSIDERS:     There will be no fees, reimbursements or cash
                                  payments made to our founding stockholder,
                                  officers, directors, Steel Partners Group or
                                  our or their affiliates other than:

                                  o   Repayment of advances of up to $250,000
                                      made to us by Steel Partners Ltd., to
                                      cover offering-related and organizational
                                      expenses;

                                  o   A payment of an aggregate of $10,000 per
                                      month to Steel Partners, Ltd. for office
                                      space, secretarial and administrative
                                      services; and

                                  o   Reimbursement for any out-of-pocket
                                      expenses related to this offering and
                                      identifying, investigating and
                                      consummating an initial business
                                      combination.  Our audit committee will
                                      review and approve all payments made to
                                      our founding stockholder, officers,
                                      directors or our or their affiliates,
                                      other than the $10,000 per month payment
                                      described above, and any payments made to
                                      members of our audit committee will be
                                      reviewed and approved by our board of
                                      directors, with any interested director
                                      abstaining from such review and approval.

RELEASE OF AMOUNTS HELD IN TRUST  At the time we complete an initial business
ACCOUNT AT CLOSE OF INITIAL       combination, following our payment of amounts
BUSINESS COMBINATION:             due to any public stockholders who duly
                                  exercise their conversion rights (as described
                                  below), deferred underwriting discounts and
                                  commissions that are equal to 3.0% of the
                                  gross proceeds of this offering, or $9.0
                                  million ($10.35 million if the over-allotment
                                  option is exercised in full) will be released
                                  to the underwriters from the trust account.
                                  The balance of the funds in the trust account
                                  will be released to us and may be used to pay
                                  all or a portion of the purchase price of our
                                  initial business combination. We may apply any
                                  funds released to us from the trust account
                                  not used to pay the purchase price - for
                                  example, because we paid all or a portion of
                                  the purchase price for our initial business
                                  combination using stock or debt securities -
                                  for general corporate purposes, including for
                                  maintenance or expansion of the operations of
                                  acquired business(es), the payment of
                                  principal or interest due on indebtedness
                                  incurred in consummating our initial business
                                  combination or to fund the purchase of other
                                  companies or for working capital.

STOCKHOLDERS MUST APPROVE OUR     We will seek stockholder approval before
INITIAL BUSINESS COMBINATION:     effecting our initial business combination,

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                                  even if the business combination would not
                                  ordinarily require stockholder approval under
                                  applicable state law. In connection with the
                                  vote required for our initial business
                                  combination, a majority of our issued and
                                  outstanding common stock (whether or not held
                                  by public stockholders), present in person or
                                  by proxy, will constitute a quorum.

                                  In connection with the stockholder vote
                                  required to approve our initial business
                                  combination, our founding stockholder and
                                  Steel Partners II, L.P. have agreed to vote
                                  the founder's shares in accordance with the
                                  majority of the shares of common stock voted
                                  by the public stockholders. Our founding
                                  stockholder, Steel Partners II, L.P. and each
                                  of our officers and directors have also agreed
                                  that if it, he or she acquires shares of
                                  common stock in or following this offering,
                                  it, he or she will vote all such acquired
                                  shares in favor of our initial business
                                  combination. As a result, neither our founding
                                  stockholder, Steel Partners II, L.P., nor any
                                  of our officers and directors will be able to
                                  exercise the conversion rights described below
                                  with respect to any of our shares that it, he
                                  or she may acquire prior to, in or after this
                                  offering.

CONDITIONS TO CONSUMMATING OUR    Our initial business combination must occur
INITIAL BUSINESS COMBINATION:     with one or more target businesses that have
                                  a fair market value of at least 80% of the sum
                                  of the balance in the trust account plus the
                                  proceeds of the co-investment (excluding
                                  deferred underwriting discounts and
                                  commissions of $9.0 million or $10.35 million
                                  if the over-allotment option is exercised in
                                  full) at the time of such initial business
                                  combination. If we acquire less than 100% of
                                  one or more target businesses in our initial
                                  business combination, the aggregate fair
                                  market value of the portion or portions we
                                  acquire must equal at least 80% of the sum of
                                  the balance in the trust account plus the
                                  proceeds of the co-investment (excluding
                                  deferred underwriting discounts and
                                  commissions as described above) at the time of
                                  such initial business combination. The fair
                                  market value of a portion of a target business
                                  will be calculated by multiplying the fair
                                  market value of the entire business by the
                                  percentage of the target business we acquire.
                                  We will only consummate a business combination
                                  in which we become the controlling shareholder
                                  of the target. The key factors that we will
                                  rely on in determining controlling shareholder
                                  status would be our acquisition of at least
                                  51% of the voting equity interests of the
                                  target company and control of the majority of
                                  any governing body of the target company. We
                                  will not consider any transaction that does
                                  not meet such criteria.

                                  We will not enter into our initial business
                                  combination with any entity (including

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                                       16

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                                  entities that Steel Partners Group or our
                                  officers or directors have a financial
                                  interest in or are otherwise affiliated with)
                                  unless the board of directors of such entity
                                  has approved both the entering into and the
                                  continuation of negotiations with us and the
                                  consummation of the initial business
                                  combination. Accordingly, we will not conduct
                                  an unsolicited tender offer for the securities
                                  of any entity or otherwise express a public
                                  indication of interest in acquiring securities
                                  of any entity without the approval of board of
                                  directors of such entity.

                                  In addition, we have not excluded all entities
                                  that Steel Partners Group or our officers and
                                  directors are affiliated with as potential
                                  targets for our initial business combination
                                  because we believe that it is in the best
                                  interests of our stockholders to provide as
                                  much flexibility as possible in locating
                                  potential target businesses. Neither we, nor
                                  any representative acting on our behalf, has
                                  had any contacts with any such entity
                                  regarding a business combination. Any
                                  financial interest or affiliation Steel
                                  Partners Group or our officers and directors
                                  has in a target business will be clearly
                                  stated in the proxy statement delivered to our
                                  shareholders in connection with the vote
                                  required for any proposed initial business
                                  combination and will highlight any resulting
                                  conflict of interest. In addition, we have
                                  agreed to obtain an opinion from an
                                  independent investment banking firm that a
                                  business combination with any such entity is
                                  fair to our stockholders from a financial
                                  point of view. However, in light of this
                                  potential pool of companies that we could
                                  review as possible target businesses, we may
                                  have a higher likelihood of pursuing an
                                  acquisition that presents potential conflicts
                                  than other blank check companies with similar
                                  business plans.

                                  We will consummate our initial business
                                  combination only if a quorum is constituted as
                                  described above and, as required by our
                                  amended and restated certificate of
                                  incorporation, a majority of the shares of
                                  common stock voted by the public stockholders
                                  are voted, in person or by proxy, in favor of
                                  our initial business combination and public
                                  stockholders owning up to 30% of the shares
                                  (minus one share) sold in this offering vote
                                  against the business combination and exercise
                                  their conversion rights as described below.
                                  Under the terms of our amended and restated
                                  certificate of incorporation, this provision
                                  may not be amended without the unanimous
                                  consent of our stockholders prior to
                                  consummation of an initial business
                                  consummation. Even though the validity of
                                  unanimous consent provisions under Delaware
                                  law has not been settled, neither we nor our

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                                       17

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                                  board of directors will propose any amendment
                                  to this 30% (minus one share) threshold, or
                                  support, endorse or recommend any proposal
                                  that stockholders amend this threshold
                                  (subject to any fiduciary obligations our
                                  management or board may have). In addition, we
                                  believe we have an obligation in every case to
                                  structure our initial business combination so
                                  that up to 30% of the shares sold in this
                                  offering (minus one share) may be converted to
                                  cash by public stockholders exercising their
                                  conversion rights and the initial business
                                  combination will still go forward.

                                  Provided that a quorum is in attendance at the
                                  meeting, in person or by proxy, a failure to
                                  vote on the initial business combination at
                                  the stockholders' meeting will have no effect
                                  on the outcome of the transaction.

CONVERSION RIGHTS FOR             If a vote on an initial business combination
STOCKHOLDERS VOTING TO REJECT     is held and the initial business combination
OUR INITIAL BUSINESS COMBINATION: is not approved, we may continue to try to consummate a business combination with a
                                  different target until [    ], 2009 [24 MONTHS
                                  FROM THE DATE OF THIS PROSPECTUS]. Public
                                  stockholders voting against our initial
                                  business combination will be entitled to
                                  convert their shares of common stock into a
                                  pro rata share of the aggregate amount then on
                                  deposit in the trust account (before payment
                                  of deferred underwriting discounts and
                                  commissions and including interest earned on
                                  their pro rata portion of the trust account,
                                  net of income taxes payable on such interest
                                  and net of interest income of up to $3.5
                                  million on the trust account balance
                                  previously released to us to fund our working
                                  capital requirements) if our initial business
                                  combination is approved and completed. If the
                                  initial business combination is not approved
                                  or completed for any reason, then public
                                  stockholders voting against our initial
                                  business combination who exercised their
                                  conversion rights would not be entitled to
                                  convert their shares of common stock into a
                                  pro rata share of the aggregate amount then on
                                  deposit in the trust account. Those public
                                  stockholders would be entitled to receive
                                  their pro rata share of the aggregate amount
                                  on deposit in the trust account only in the
                                  event that the business combination they voted
                                  against was duly approved and subsequently
                                  completed, or in connection with our
                                  dissolution and liquidation.

                                  Public stockholders who convert their common
                                  stock into a pro rata share of the trust
                                  account will be paid the conversion price on
                                  the closing date of our initial business
                                  combination and will continue to have the
                                  right to exercise any warrants they own. The
                                  initial per-share conversion price is expected
                                  to be approximately $9.75 per share (or
                                  approximately $9.73 per share if the
                                  over-allotment option is exercised in full).
                                  Since this amount is less than the $10.00 per
                                  unit price in this offering and may be lower
                                  than the market price of the common stock on

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                                       18

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                                  the date of conversion, there may be a
                                  disincentive on the part of public
                                  stockholders to exercise their conversion
                                  rights. Because converting stockholders will
                                  receive their proportionate share of the
                                  deferred underwriting compensation and the
                                  underwriters will be paid the full amount of
                                  the deferred underwriting compensation at the
                                  time of closing of our initial business
                                  combination, the non-converting stockholders
                                  will bear the financial effect of such
                                  payments to both the converting stockholders
                                  and the underwriters. This could have the
                                  effect of reducing the amount distributed to
                                  us from the trust account by up to
                                  approximately $2.7 million (assuming
                                  conversion of the maximum of 8,999,999 shares
                                  of common stock).

                                  Voting against our initial business
                                  combination alone will not result in
                                  conversion of your shares into a pro rata
                                  share of the trust account; to convert your
                                  shares, you must also exercise the conversion
                                  rights described above.

                                  In connection with a vote on our initial
                                  business combination, public stockholders may
                                  elect to vote a portion of their shares for
                                  and a portion of their shares against the
                                  initial business combination. If the initial
                                  business combination is approved and
                                  consummated, public stockholders who elected
                                  to convert the portion of their shares voted
                                  against the initial business combination will
                                  receive the conversion price with respect to
                                  those shares and may retain any other shares
                                  they own.

DISSOLUTION AND LIQUIDATION IF    If we are unable to complete a business
NO BUSINESS COMBINATION:          combination by [         ], 2009 [24 MONTHS
                                  FROM THE DATE OF THIS PROSPECTUS], our
                                  corporate existence will cease except for the
                                  purposes of winding up our affairs and
                                  liquidating pursuant to Section 278 of the
                                  Delaware General Corporation Law, in which
                                  case we will as promptly as practicable
                                  thereafter adopt a plan of distribution in
                                  accordance with Section 281(b) of the Delaware
                                  General Corporation Law. Section 278 provides
                                  that our existence will continue for at least
                                  three years after its expiration for the
                                  purpose of prosecuting and defending suits,
                                  whether civil, criminal or administrative, by
                                  or against us, and of enabling us gradually to
                                  settle and close our business, to dispose of
                                  and convey our property, to discharge our
                                  liabilities and to distribute to our
                                  stockholders any remaining assets, but not for
                                  the purpose of continuing the business for
                                  which we were organized. Our existence will
                                  continue automatically even beyond the
                                  three-year period for the purpose of
                                  completing the prosecution or defense of suits
                                  begun prior to the expiration of the

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                                       19

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                                  three-year period, until such time as any
                                  judgments, orders or decrees resulting from
                                  such suits are fully executed. Section 281(b)
                                  will require us to pay or make reasonable
                                  provision for all then-existing claims and
                                  obligations, including all contingent,
                                  conditional, or unmatured contractual claims
                                  known to us, and to make such provision as
                                  will be reasonably likely to be sufficient to
                                  provide compensation for any then-pending
                                  claims and for claims that have not been made
                                  known to us or that have not arisen but that,
                                  based on facts known to us at the time, are
                                  likely to arise or to become known to us
                                  within 10 years after the date of dissolution.
                                  Under Section 281(b), the plan of distribution
                                  must provide for all of such claims to be paid
                                  in full or make provision for payments to be
                                  made in full, as applicable, if there are
                                  sufficient assets. If there are insufficient
                                  assets to provide for all such claims, the
                                  plan must provide that such claims and
                                  obligations be paid or provided for according
                                  to their priority and, among claims of equal
                                  priority, ratably to the extent of legally
                                  available assets. These claims must be paid or
                                  provided for before we make any distribution
                                  of our remaining assets to our stockholders.
                                  While we intend to pay such amounts, if any,
                                  from the $100,000 of proceeds held outside the
                                  trust account and from the $3.5 million of
                                  interest income earned on the trust account
                                  available to us for working capital, we cannot
                                  assure you those funds will be sufficient to
                                  pay or provide for all creditors' claims.
                                  Although we will seek to have all third
                                  parties (including any vendors or other
                                  entities we engage after this offering) and
                                  any prospective target businesses enter into
                                  valid and enforceable agreements with us
                                  waiving any right, title, interest or claim of
                                  any kind in or to any monies held in the trust
                                  account, there is no guarantee that they will
                                  execute such agreements. We have not engaged
                                  any such third parties or asked for or
                                  obtained any such waiver agreements at this
                                  time. It is also possible that such waiver
                                  agreements would be held unenforceable, and
                                  there is no guarantee that the third parties
                                  would not otherwise challenge the agreements
                                  and later bring claims against the trust
                                  account for monies owed them. In addition,
                                  there is no guarantee that such entities will
                                  agree to waive any claims they may have in the
                                  future as a result of, or arising out of, any
                                  negotiations, contracts or agreements with us
                                  and will not seek recourse against the trust
                                  account for any reason. Our founding
                                  stockholder has agreed that it will be liable
                                  to us if and to the extent any claims by a
                                  third party for services rendered or products
                                  sold, or by a prospective business target,
                                  reduce the amounts in the trust account
                                  available for distribution to our stockholders
                                  in the event of a liquidation, except (1) as
                                  to any claimed amounts owed to a third party
                                  who executed a legally enforceable waiver, or
                                  (2) as to any claims under our indemnity of
                                  the underwriters of this offering against
                                  certain liabilities, including liabilities
                                  under the Securities Act.

                                  We expect that all costs and expenses
                                  associated with implementing our plan of
                                  distribution, as well as payments to any
                                  creditors, will be funded from amounts
                                  remaining out of the $100,000 of proceeds held

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                                       20

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                                  outside the trust account and from the $3.5
                                  million in interest income on the balance of
                                  the trust account that will be released to us
                                  to fund our working capital requirements.
                                  However, if those funds are not sufficient to
                                  cover the costs and expenses associated with
                                  implementing our plan of distribution, to the
                                  extent that there is any interest accrued in
                                  the trust account not required to pay income
                                  taxes on interest income earned on the trust
                                  account balance, we may request that the
                                  trustee release to us an additional amount of
                                  up to $75,000 of such accrued interest to pay
                                  those costs and expenses. Should there be no
                                  such interest available or should those funds
                                  still not be sufficient, our founding
                                  stockholder has agreed to reimburse us for our
                                  out-of-pocket costs associated with our
                                  dissolution and liquidation, excluding any
                                  special, indirect or consequential costs, such
                                  as litigation, pertaining to the dissolution
                                  and liquidation.

                                  Upon its receipt of notice from counsel that
                                  we have been dissolved, the trustee will
                                  commence liquidating the investments
                                  constituting the trust account and distribute
                                  the proceeds to our public stockholders. Our
                                  founding stockholder and Steel Partners II,
                                  L.P. have waived their right to participate in
                                  any liquidation distribution with respect to
                                  the founder's shares. Additionally, if we do
                                  not complete an initial business combination
                                  and the trustee must distribute the balance of
                                  the trust account, the underwriters have
                                  agreed to forfeit any rights or claims to
                                  their deferred underwriting discounts and
                                  commissions then in the trust account, and
                                  those funds will be included in the pro rata
                                  liquidation distribution to the public
                                  stockholders. There will be no distribution
                                  from the trust account with respect to any of
                                  our warrants, which will expire worthless if
                                  we are liquidated, and as a result purchasers
                                  of our units will have paid the full unit
                                  purchase price solely for the share of common
                                  stock included in each unit.

                                  If we are unable to conclude an initial
                                  business combination and we expend all of the
                                  $100,000 of net proceeds of this offering held
                                  outside the trust account, without taking into
                                  account any interest earned on the trust
                                  account, we expect that the initial per-share
                                  liquidation price will be approximately $9.75
                                  (or approximately $9.73 per share if the over-
                                  allotment option is exercised in full), or
                                  approximately $0.25 less than the per-unit
                                  offering price of $10.00 (approximately $0.27
                                  less if the over-allotment is exercised in
                                  full). The proceeds deposited in the trust
                                  account could, however, become subject to
                                  claims of our creditors that are in preference
                                  to the claims of our stockholders. In
                                  addition, if we are forced to file a
                                  bankruptcy case or an involuntary bankruptcy
                                  case is filed against us that is not
                                  dismissed, the proceeds held in the trust
                                  account could be subject to applicable

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                                       21

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                                  bankruptcy law, and may be included in our
                                  bankruptcy estate and subject to the claims of
                                  third parties with priority over the claims of
                                  our stockholders. Therefore, we cannot assure
                                  you that the actual per-share liquidation
                                  price will not be less than approximately
                                  $9.75 (or approximately $9.73 per share if the
                                  over-allotment option is exercised in full).

STEEL PARTNERS, L.L.C. AND MR.    Commencing on the date of this prospectus and
LICHTENSTEIN AND OUR OTHER        extending until the earlier of the closing of
DIRECTORS AND EXECUTIVE OFFICERS  our initial business combination or our
HAVE ENTERED INTO NON-COMPETE     liquidation, neither Steel Partners Group nor
AGREEMENTS WITH US:               any of our directors or executive officers
                                  will become affiliated with any other blank
                                  check company.

AUDIT COMMITTEE TO MONITOR        Our audit committee will monitor compliance
COMPLIANCE:                       on a quarterly basis with the terms of this
                                  offering and, if any noncompliance is
                                  identified, the audit committee is charged
                                  with the immediate responsibility to take all
                                  action necessary to rectify such noncompliance
                                  or otherwise cause compliance with the terms
                                  of this offering.

DETERMINATION OF OFFERING AMOUNT: In determining the size of this offering, our management concluded, based on their
                                  collective experience, that an offering of
                                  this size, together with the proceeds of the
                                  co-investment and the sale of the additional
                                  founder's warrants, would provide us with
                                  sufficient equity capital to execute our
                                  business plan. We believe that this amount of
                                  equity capital, plus our ability to finance an
                                  acquisition using stock or debt in addition to
                                  the cash held in the trust account, will give
                                  us substantial flexibility in selecting an
                                  acquisition target and structuring our initial
                                  business combination. This belief is not based
                                  on any research, analysis, evaluations,
                                  discussions, or compilations of information
                                  with respect to any particular investment or
                                  any such action undertaken in connection with
                                  our organization. We cannot assure you that
                                  our belief is correct, that we will be able to
                                  successfully identify acquisition candidates,
                                  that we will be able to obtain any necessary
                                  financing or that we will be able to
                                  consummate a transaction with one or more
                                  target businesses whose fair market value,
                                  collectively, is equal to at least 80% of the
                                  sum of the balance in the trust account plus
                                  the proceeds of the co-investment (excluding
                                  deferred underwriting discounts and
                                  commissions of approximately $9.0 million or
                                  approximately $10.35 million if the
                                  over-allotment option is exercised in full) at
                                  the time of the initial business combination.

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                                       22

                                      RISKS

      We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed
Business--Comparison of This Offering to Those of Blank Check Companies Subject
to Rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 26 of this prospectus.

                                       23

                             SUMMARY FINANCIAL DATA

      The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters'
over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

                                                                  March 31, 2007
                                                         -------------------------------
                                                            Actual        As Adjusted(1)
                                                         ------------     --------------

BALANCE SHEET DATA:
Working capital (deficiency)                             $   (190,436)     $283,575,000
Total assets                                                  465,000       292,825,000
Total liabilities                                             465,436         9,250,000
Value of common stock which may be converted to cash
     ($9.75 per share)(2)                                      25,000        87,749,990
Stockholders' equity                                             (436)      195,825,010

----------
(1)   The "as adjusted" information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses related to this offering as well as the receipt of
      $5.25 million from the sale of the additional founder's warrants. The "as adjusted" working capital and total assets include $9.0 million being held in the trust account ($10.35 million if the underwriters' over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

(2)   Assumes no exercise of the over-allotment option. Assuming the over-allotment option is exercised in full, the value of common stock which may be converted to cash is $100,705,490 (approximately $9.73 per share).

      The total assets (as adjusted) amounts, combined with the $9.0 million of deferred underwriting discounts and commissions, include $292,450,000 to be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be approximately $9.75 per share (or approximately $9.73 per share if the over-allotment option is exercised in full), (ii) to the underwriters in the amount of $9.0 million ($10.35 million if the underwriters' over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, we will dissolve and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $3.5 million on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $75,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

      We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights.
Accordingly, we may effect our initial business combination only if public stockholders owning up to 30% of the shares (minus one share) sold in this

                                       24

offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to
8,999,999 shares of common stock (one share less than 30% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of approximately $9.75 (or up to 10,349,999 shares at approximately $9.73 per share if the over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

                                       25

                                  RISK FACTORS

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
CONSIDER CAREFULLY ALL OF THE MATERIAL RISKS DESCRIBED BELOW, TOGETHER WITH THE
OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO
INVEST IN OUR UNITS. IF ANY OF THE FOLLOWING EVENTS OCCUR, OUR BUSINESS,
FINANCIAL CONDITION AND OPERATING RESULTS MAY BE MATERIALLY ADVERSELY AFFECTED.
IN THAT EVENT, THE TRADING PRICE OF OUR SECURITIES COULD DECLINE, AND YOU COULD
LOSE ALL OR PART OF YOUR INVESTMENT. THIS PROSPECTUS ALSO CONTAINS
FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL
RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING
STATEMENTS AS A RESULT OF SPECIFIC FACTORS, INCLUDING THE RISKS DESCRIBED BELOW.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND NO REVENUES,
AND YOU HAVE NO BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS
OBJECTIVE.

      We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering and the sale of the additional founder's warrants. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $100,000 in proceeds from this offering not held in trust and interest income earned of up to $3.5 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

WE MAY NOT BE ABLE TO CONSUMMATE OUR INITIAL BUSINESS COMBINATION WITHIN THE
REQUIRED TIME FRAME, IN WHICH CASE WE WOULD BE FORCED TO DISSOLVE AND LIQUIDATE.

      We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the sum of the amount held in our trust account at the time of the initial business combination plus the proceeds of the co-investment at the time of our initial business combination (excluding deferred underwriting discounts and commissions of $9.0 million, or $10.35 million if the over-allotment option is exercised in full)
within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

                                       26

IF WE LIQUIDATE BEFORE CONCLUDING AN INITIAL BUSINESS COMBINATION, OUR PUBLIC
STOCKHOLDERS WILL RECEIVE LESS THAN $10.00 PER SHARE ON DISTRIBUTION OF TRUST
ACCOUNT FUNDS AND OUR WARRANTS WILL EXPIRE WORTHLESS.

      If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will be less than
$10.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking an initial business combination.
Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see "Proposed Business--Effecting a Business
Combination--Liquidation if no business combination."

AN EFFECTIVE REGISTRATION STATEMENT MUST BE IN PLACE IN ORDER FOR A WARRANT
HOLDER TO BE ABLE TO EXERCISE THE WARRANTS.

      No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the
Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current.
In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and the holders' only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

AN INVESTOR WILL ONLY BE ABLE TO EXERCISE A WARRANT IF THE ISSUANCE OF COMMON
STOCK UPON SUCH EXERCISE HAS BEEN REGISTERED OR QUALIFIED OR IS DEEMED EXEMPT
UNDER THE SECURITIES LAWS OF THE STATE OF RESIDENCE OF THE HOLDER OF THE
WARRANTS.

      No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable
(following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). To the extent an exemption is not available, we will use our best efforts to register the underlying common stock in all states where the holders of our warrants reside. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot

                                       27

assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS IN BLANK
CHECK COMPANIES.

      Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed a "blank check" company under the United States securities laws. However, because on successful consummation of this offering we will have net tangible assets in excess of $5 million and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, the SEC has taken the position that we are exempt from Rule 419 under the Securities Act which is designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule
419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed
Business--Comparison of This Offering to Those of Blank Check Companies Subject
to Rule 419."

UNDER DELAWARE LAW, A COURT COULD INVALIDATE THE REQUIREMENT THAT CERTAIN
PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION BE AMENDED
ONLY BY UNANIMOUS CONSENT OF OUR STOCKHOLDERS; AMENDMENT OF THOSE PROVISIONS
COULD REDUCE OR ELIMINATE THE PROTECTIONS THEY AFFORD TO OUR STOCKHOLDERS.

      Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

      o     upon the consummation of this offering, $292,450,000, or
            $335,650,000 if the underwriters' over- allotment option is exercised in full (comprising (i) $287,200,000 of the net proceeds of this offering, including $9.0 million of deferred underwriting discounts and commissions (or $330,400,000 if the underwriters'
            over-allotment option is exercised in full, including $10.35 million of deferred underwriting discounts and commissions) and (ii) $5.25 million of the proceeds from the sale of the additional founder's warrants) shall be placed into the trust account;

      o     prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

      o     we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights;

                                       28

      o     if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;

      o     if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account
            (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

      o     we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

      o     prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

      o     our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

      o     the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to Steel Partners, Ltd.
            for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

      Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares sold in this offering (minus one share) may be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

                                       29

IF THIRD PARTIES BRING CLAIMS AGAINST US, OR IF WE GO BANKRUPT, THE PROCEEDS
HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY
YOU WILL BE LESS THAN APPROXIMATELY $9.75 PER SHARE (OR APPROXIMATELY $9.73 PER
SHARE IF THE OVER-ALLOTMENT OPTION IS EXERCISED IN FULL).

      Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.75 (or approximately $9.73 per share if the over-allotment option is exercised in full). Our founding stockholder has agreed that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target. However, the agreement entered into by our founding stockholder specifically provides for two exceptions to the indemnity given:
there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based on representations as to its status as an accredited investor (as such term is defined in Regulation D under the Securities Act), we currently believe that our founding stockholder is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that it would be able to satisfy those obligations.

      In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least approximately $9.75 per share (or approximately $9.73 per share if the over-allotment option is exercised in full) to our public stockholders.

SINCE WE HAVE NOT YET SELECTED A PARTICULAR INDUSTRY OR ANY TARGET BUSINESS WITH
WHICH TO COMPLETE OUR INITIAL BUSINESS COMBINATION, YOU WILL BE UNABLE TO
CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE INDUSTRY OR BUSINESS IN WHICH WE
MAY ULTIMATELY OPERATE.

      We may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see "Proposed Business--Effecting a Business Combination."

                                       30

IF WE SEEK TO EFFECT AN INITIAL BUSINESS COMBINATION WITH AN ENTITY IN WHICH
STEEL PARTNERS GROUP HAS A FINANCIAL INTEREST OR WITH WHICH OUR DIRECTORS OR
MEMBERS OF OUR MANAGEMENT TEAM ARE AFFILIATED, CONFLICTS OF INTEREST COULD
ARISE. AS A RESULT, UNLIKE COMPARABLE BLANK CHECK COMPANIES, WE MAY HAVE THE
POTENTIAL FOR GREATER CONFLICTS OF INTEREST IN CONNECTION WITH OUR INITIAL
BUSINESS COMBINATION.

      We may enter into our initial business combination with any entity in which any of our officers, directors or Steel Partners Group or its affiliates has a financial interest. Neither we, nor any representative acting on our behalf, has had any contacts with any such entity regarding a business combination. We have not excluded all entities that Steel Partners Group or our officers and directors are affiliated with as potential targets for our initial business combination because we believe that it is in the best interests of our stockholders to provide as much flexibility as possible in locating potential target businesses. Any financial interest or affiliation Steel Partners Group or our officers and directors has in a target business will be clearly stated in the proxy statement delivered to our shareholders in connection with the vote required for any proposed initial business combination and will highlight any resulting conflict of interest. In addition, we have agreed to obtain an opinion from an independent investment banking firm that a business combination with any such entity is fair to our stockholders from a financial point of view. However, in light of this potential pool of companies that we could review as possible target businesses, we may have a higher likelihood of pursuing an acquisition that presents potential conflicts than other blank check companies with similar business plans.

OUR STOCKHOLDERS MAY BE HELD LIABLE FOR THIRD PARTIES' CLAIMS AGAINST US TO THE
EXTENT OF DISTRIBUTIONS RECEIVED BY THEM FOLLOWING OUR DISSOLUTION.

      Our amended and restated certificate of incorporation provides that we
will continue in existence only until [    ], 2009 [24 MONTHS FROM THE DATE OF
THIS PROSPECTUS]. If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued
existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General
Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery).
While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation
Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence.
Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our dissolution. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of dissolution and distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

                                       31

WE WILL DEPEND ON THE LIMITED FUNDS AVAILABLE OUTSIDE OF THE TRUST ACCOUNT AND A
PORTION OF THE INTEREST EARNED ON THE TRUST ACCOUNT BALANCE TO FUND OUR SEARCH
FOR A TARGET BUSINESS OR BUSINESSES AND TO COMPLETE OUR INITIAL BUSINESS
COMBINATION.

      Of the net proceeds of this offering, $100,000 is available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $3.5 million, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we could seek to borrow funds or raise additional investments from our officers and directors or others to operate, although our officers and directors are under no obligation to advance funds to, or to invest in, us. If we have insufficient funds available, we may be forced to liquidate.

BECAUSE OF OUR LIMITED RESOURCES AND THE SIGNIFICANT COMPETITION FOR BUSINESS
COMBINATION OPPORTUNITIES WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE INITIAL
BUSINESS COMBINATION.

      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors.
While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

      o     our obligation to seek shareholder approval of a business
            combination may materially delay the consummation of a transaction;

      o     our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders minus one share in certain instances may materially reduce the resources available for a business combination; and

      o     our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination.
Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

                                       32

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING IF NECESSARY TO COMPLETE OUR
INITIAL BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF A TARGET
BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE OR ABANDON A PARTICULAR BUSINESS
COMBINATION.

      We believe that the net proceeds of this offering, the sale of the founder's units and the sale of the additional founder's warrants and the proceeds we will receive from the sale of the co-investment units will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering, and the sale of the additional founder's warrants and the proceeds we will receive from the sale of the co-investment units are not sufficient to facilitate a particular business combination because:

      o     of the size of the target business;

      o     the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

      o     the amount of cash that we will have available to be used as consideration in connection with our initial business combination will be directly affected by the amount of cash we must use to convert into cash the number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

      In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

      Even if we do not need additional financing to consummate an initial business combination, we may require additional capital - in the form of debt, equity, or a combination of both - to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing , this failure could have a material adverse effect on the operations or growth of the target business. Other than the co-investment, none of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

IF WE ISSUE CAPITAL STOCK OR CONVERTIBLE DEBT SECURITIES TO COMPLETE OUR INITIAL
BUSINESS COMBINATION, YOUR EQUITY INTEREST IN US COULD BE REDUCED OR THERE MAY
BE A CHANGE IN CONTROL OF OUR COMPANY.

      Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

                                       33

Immediately after this offering (assuming no exercise of the underwriters'
over-allotment option and not including the co-investment), there will be
119,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the initial founder's warrants and the additional founder's warrants), and all of the shares of preferred stock available for issuance. Upon consummation of the co-investment, there will be
113,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the initial founder's warrants, the additional founder's warrants and the co-investment warrants). We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete an initial business combination. Our issuance of additional shares of common stock or any preferred stock:

      o     may significantly reduce your equity interest in us;

      o     will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

      o     may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

IF WE ISSUE DEBT SECURITIES TO ACQUIRE OR FINANCE A TARGET BUSINESS, OUR
LIQUIDITY MAY BE ADVERSELY AFFECTED AND THE COMBINED BUSINESS MAY FACE
SIGNIFICANT INTEREST EXPENSE.

      We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

      o     a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

      o     an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

      o     a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

      o     our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see "Proposed Business--Effecting a Business
Combination--Selection of a target business and structuring of an initial business combination."

                                       34

OUR FOUNDING STOCKHOLDER AND STEEL PARTNERS II, L.P. WILL COLLECTIVELY OWN
APPROXIMATELY 20% OF OUR SHARES OF COMMON STOCK AND MAY INFLUENCE CERTAIN
ACTIONS REQUIRING A STOCKHOLDER VOTE.

      Our founding stockholder and Steel Partners II, L.P. will collectively own approximately 20% of our issued and outstanding shares of common stock when this offering is completed (and together with its affiliate Steel Partners II, L.P., our founding stockholder will own approximately 26% of our issued and outstanding shares of common stock upon consummation of the co-investment). Our founding stockholder and Steel Partners II, L.P. have agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder's shares in accordance with the majority of the shares of common stock voted by the public stockholders and each of them together with our officers and directors has agreed that if it, he or she acquires additional shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination.
Accordingly, shares of common stock owned by our founding stockholder and Steel
Partners II, L.P. will not have the same voting or conversion rights as our public stockholders with respect to a potential initial business combination, and none of our founding stockholder, Steel Partners II, L.P., nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

SOME OF OUR CURRENT OFFICERS AND DIRECTORS MAY RESIGN UPON CONSUMMATION OF OUR
INITIAL BUSINESS COMBINATION

      Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. However, while it is possible that some of our officers and directors will remain associated with us in various capacities following our initial business combination, some of them may resign and some or all of the management of the target business may remain in place.

WE MAY HAVE ONLY LIMITED ABILITY TO EVALUATE THE MANAGEMENT OF THE TARGET
BUSINESS.

      We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies, including the requirement to maintain an effective system of internal controls. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

WE MAY SEEK TO EFFECT OUR INITIAL BUSINESS COMBINATION WITH ONE OR MORE
PRIVATELY HELD COMPANIES, WHICH MAY PRESENT CERTAIN CHALLENGES TO US, INCLUDING
THE LACK OF AVAILABLE INFORMATION ABOUT THESE COMPANIES.

      In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

WE MAY COMPETE WITH INVESTMENT VEHICLES OF STEEL PARTNERS GROUP FOR ACCESS TO
STEEL PARTNERS GROUP.

      Certain of the entities comprising Steel Partners Group sponsor and currently manage various investment vehicles, and may in the future sponsor or manage additional investment vehicles which, in each case, could result in us competing for access to the benefits, that we expect our relationship with Steel
Partners Group to provide to us.

                                       35

WE EXPECT TO RELY UPON OUR ACCESS TO STEEL PARTNERS GROUP INVESTMENT
PROFESSIONALS IN COMPLETING AN INITIAL BUSINESS COMBINATION.

      We expect that we will depend, to a significant extent, on our access to the investment professionals of Steel Partners Group and the information and deal flow generated by Steel Partners Group investment professionals in the course of their investment and portfolio management activities to identify and complete our initial business combination. Consequently, the departure of a significant number of the investment professionals of Steel Partners Group, could have a material adverse effect on our ability to consummate an initial business combination.

MEMBERS OF OUR MANAGEMENT TEAM AND OUR DIRECTORS ARE AND MAY IN THE FUTURE
BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE
INTENDED TO BE CONDUCTED BY US, AND MAY HAVE CONFLICTS OF INTEREST IN ALLOCATING
THEIR TIME AND BUSINESS OPPORTUNITIES.

      Although Steel Partners, L.L.C., Mr. Lichtenstein and our officers and directors have entered into non-compete agreements with us providing that until the earlier of our initial business combination or our liquidation, neither
Steel Partners Group nor any of our officers or directors will become affiliated with any other blank check company, other members of our management and our directors may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. As a result, members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with Mr.
Lichtenstein and Steel Partners, L.L.C. that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Steel Partners Group relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between $250 million and $1.2 billion other than, companies targeted for acquisition by any businesses in which Steel Partners II,
L.P. directly or indirectly has an investment (including Steel Partners Japan
Strategic Fund (Offshore), L.P. or businesses headquartered in or organized under the laws of China). Due to those existing and future affiliations, members of our management team and our directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, members of our management team may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

      Moreover, members of our management team are not obligated to expend a specific number of hours per week or month on our affairs. For a complete discussion of our management team's business affiliations and the potential conflicts of interest that you should be aware of, please see
"Management--Directors and Executive Officers," "Management--Conflicts of
Interest" and "Certain Transactions." We cannot assure you that these conflicts will be resolved in our favor.

WE MAY USE RESOURCES IN RESEARCHING ACQUISITIONS THAT ARE NOT CONSUMMATED, WHICH
COULD MATERIALLY AND ADVERSELY AFFECT SUBSEQUENT ATTEMPTS TO EFFECT OUR INITIAL
BUSINESS COMBINATION.

      We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs

                                       36

incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 30% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

BECAUSE THE FOUNDER'S SHARES WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS
BY US, OUR FOUNDING STOCKHOLDER, DIRECTORS AND OUR MANAGEMENT TEAM MAY HAVE A
CONFLICT OF INTEREST IN DECIDING IF A PARTICULAR TARGET BUSINESS IS A GOOD
CANDIDATE FOR AN INITIAL BUSINESS COMBINATION.

      Our founding stockholder and Steel Partners II, L.P. have waived their right to receive distributions with respect to the founder's shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our founding stockholder and Steel
Partners II, L.P. will be worthless if we do not consummate our initial business combination. Since Mr. Lichtenstein may be deemed the beneficial owner of shares held by our founding stockholder and Steel Partners II, L.P., he may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. This ownership interest may influence his motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

OUR OFFICERS' AND DIRECTORS' INTERESTS IN OBTAINING REIMBURSEMENT FOR ANY
OUT-OF-POCKET EXPENSES INCURRED BY THEM MAY LEAD TO A CONFLICT OF INTEREST IN
DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR AN INITIAL
BUSINESS COMBINATION AND IN THE PUBLIC STOCKHOLDERS' BEST INTEREST.

      Unless we consummate our initial business combination, our officers and directors and Steel Partners Group and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $3.5 million that may be released to us as working capital. These amounts are based on management's estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business's owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors and Steel Partners Group could influence our officers' and directors' motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest. In addition, the proceeds we receive from the co-investment (as well as the proceeds of this offering not being placed in the trust account or the income interest earned on the trust account balance) may be used to repay the expenses for which our directors may negotiate repayment as part of our initial business combination.

                                       37

WE WILL PROBABLY COMPLETE ONLY ONE BUSINESS COMBINATION WITH THE PROCEEDS OF
THIS OFFERING AND THE SALE OF THE ADDITIONAL FOUNDER'S WARRANTS AND THE
CO-INVESTMENT UNITS, MEANING OUR OPERATIONS WILL DEPEND ON A SINGLE BUSINESS.

      The net proceeds from this offering and the sale of the additional founder's warrants will provide us with approximately $283,450,000
(approximately $325,300,000 if the underwriters' over-allotment option is exercised in full) that we may use to complete our initial business combination
($313,450,000 after the consummation of the co-investment (approximately
$355,300,000 if the underwriters' over-allotment option is exercised in full)).
Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment at the time of such business combination (excluding deferred underwriting discounts and commissions of $9.0 million or $10.35 million if the underwriters' over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis.
Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the sum of the amount held in our trust account plus the proceeds of the co-investment
(excluding deferred underwriting discounts and commissions of $9.0 million, or
$10.35 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the additional founder's warrants and the co-investment units. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

IF WE DO NOT CONDUCT AN ADEQUATE DUE DILIGENCE INVESTIGATION OF A TARGET
BUSINESS WITH WHICH WE COMBINE, WE MAY BE REQUIRED SUBSEQUENTLY TO TAKE WRITE
DOWNS OR WRITE-OFFS, RESTRUCTURING, AND IMPAIRMENT OR OTHER CHARGES THAT COULD
HAVE A SIGNIFICANT NEGATIVE EFFECT ON OUR FINANCIAL CONDITION, RESULTS OF
OPERATIONS AND OUR STOCK PRICE, WHICH COULD CAUSE YOU TO LOSE SOME OR ALL OF
YOUR INVESTMENT.

      In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses.
Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses.
Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

                                       38

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR
COMMON STOCK.

      The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our founding stockholder acquired its founder's shares at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31.30% or $3.13 per share
(the difference between the pro forma net tangible book value per share after this offering of $6.87, and the initial offering price of $10.00 per unit).
Please see "Dilution" for additional information.

OUR OUTSTANDING WARRANTS MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON
STOCK AND MAKE IT MORE DIFFICULT TO EFFECT OUR INITIAL BUSINESS COMBINATION.

      The units being sold in this offering include warrants to purchase
30,000,000 shares of common stock (or 34,500,000 shares of common stock if the over-allotment option is exercised in full). Our founding stockholder and Steel
Partners II, L.P. collectively hold warrants to purchase an aggregate of
12,750,000 shares of our common stock (comprising the shares of stock purchasable upon exercise of the 7,500,000 initial founder's warrants and the shares of common stock purchasable upon exercise of the 5,250,000 additional founder's warrants), and upon consummation of the co-investment Steel Partners
II, L.P. will hold an additional 3,000,000 co-investment warrants to purchase shares of our common stock. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

THE GRANT OF REGISTRATION RIGHTS TO OUR FOUNDING STOCKHOLDER, STEEL PARTNERS II,
L.P. AND CERTAIN OF OUR DIRECTORS MAY MAKE IT MORE DIFFICULT TO COMPLETE OUR
INITIAL BUSINESS COMBINATION, AND THE FUTURE EXERCISE OF SUCH RIGHTS MAY
ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

      Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, (i) our founding stockholder and
Steel Partners II, L.P. can demand that we register the resale of the founder's units, the founder's shares and the initial founder's warrants, and the shares of common stock issuable upon exercise of the initial founder's warrants, (ii)
our founding stockholder can demand that we register the additional founder's warrants and the shares of common stock issuable upon exercise of the additional founder's warrants and (iii) Steel Partners II, L.P. can demand that we register the resale of the co-investment units, the co-investment shares and the co-investment warrants and the shares of common stock issuable upon exercise of the co-investment warrants. The registration rights will be exercisable with respect to the founder's units, the founder's shares, the initial founder's warrants and shares of common stock issuable upon exercise of such warrants, the co-investment units, the co-investment shares and co-investment warrants and shares of common stock issuable upon exercise of such warrants at any time commencing three months prior to the date on which the relevant securities are

                                       39

no longer subject to transfer restrictions, and with respect to the additional founder's warrants and the underlying shares of common stock at any time after the execution of a definitive agreement for an initial business combination. We will bear the cost of registering these securities. If our founding stockholder and Steel Partners II, L.P. exercise their registration rights in full, there will be an additional 10,500,000 shares of common stock (including 3,000,000 co-investment shares) and up to 15,750,000 shares (including 3,000,000 shares issuable upon the exercise of co-investment warrants) of common stock issuable on exercise of the warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our founding stockholder and Steel Partners II,
L.P. are registered.

IF ADJUSTMENTS ARE MADE TO THE WARRANTS, YOU MAY BE DEEMED TO RECEIVE A TAXABLE
DISTRIBUTION WITHOUT THE RECEIPT OF ANY CASH.

      U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "Material U.S. Federal Income and Estate Tax
Consequences" for more detailed information.

THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES AND A MARKET FOR OUR SECURITIES
MAY NOT DEVELOP, WHICH WOULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF OUR
SECURITIES.

      There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MUST MEET BURDENSOME COMPLIANCE
REQUIREMENTS AND RESTRICTIONS ON OUR ACTIVITIES, WHICH MAY INCREASE THE
DIFFICULTY OF COMPLETING A BUSINESS COMBINATION.

      If we are deemed to be an investment company under the Investment Company
Act of 1940 (the "Investment Company Act"), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

      o     register as an investment company;

                                       40

      o     adopt a specific form of corporate structure; and

      o     report, maintain records and adhere to voting, proxy, disclosure and other requirements.

      We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in "government securities" and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United
States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United
States. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

THE LOSS OF MR. LICHTENSTEIN COULD ADVERSELY AFFECT OUR ABILITY TO COMPLETE OUR
INITIAL BUSINESS COMBINATION.

      Our ability to consummate a business combination is dependent to a large degree upon Mr. Lichtenstein. We believe that our success depends on his continued service to us, at least until we have consummated a business combination. Due to his ownership of our founding stockholder and his relationship with Steel Partners II, L.P., Mr. Lichtenstein has incentives to remain with us. Nevertheless, we do not have an employment agreement with him, or key-man insurance on his life. He may choose to devote his time to other affairs, or may become unavailable to us for reasons beyond his control, such as death or disability. The unexpected loss of his services for any reason could have a detrimental effect on us.

THE AMERICAN STOCK EXCHANGE MAY DELIST OUR SECURITIES, WHICH COULD LIMIT
INVESTORS' ABILITY TO TRANSACT IN OUR SECURITIES AND SUBJECT US TO ADDITIONAL
TRADING RESTRICTIONS.

      We will seek to have our securities approved for listing on the American
Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the
American Stock Exchange. Additionally, it is likely that the American Stock
Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

      If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

      o     a limited availability for market quotations for our securities;

      o     reduced liquidity with respect to our securities;

      o     a determination that our common stock is a "penny stock," which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

      o     limited amount of news and analyst coverage for our company; and

                                       41

      o     a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

THE DETERMINATION OF THE OFFERING PRICE OF OUR UNITS IS ARBITRARY.

      Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

      The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the sum of the amount held in our trust account plus the proceeds of the co-investment at the time of the business combination.

IF WE ACQUIRE A TARGET BUSINESS WITH OPERATIONS LOCATED OUTSIDE THE UNITED
STATES, WE MAY ENCOUNTER RISKS SPECIFIC TO OTHER COUNTRIES IN WHICH SUCH TARGET
BUSINESS OPERATES.

      If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

      o     tariffs and trade barriers;

      o     regulations related to customs and import/export matters;

      o     tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

      o     cultural and language differences;

      o     foreign exchange controls;

      o     crime, strikes, riots, civil disturbances, terrorist attacks and wars;

      o     deterioration of political relations with the United States; and

      o     new or more extensive environmental regulation.

FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL
RESULTS.

      In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

                                       42

BECAUSE WE MUST FURNISH OUR STOCKHOLDERS WITH TARGET BUSINESS FINANCIAL
STATEMENTS PREPARED IN ACCORDANCE WITH AND RECONCILED TO U.S. GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES, WE WILL NOT BE ABLE TO COMPLETE AN INITIAL BUSINESS
COMBINATION WITH SOME PROSPECTIVE TARGET BUSINESSES UNLESS THEIR FINANCIAL
STATEMENTS ARE FIRST RECONCILED TO U.S. GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES.

      The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions of $9.0 million or $10.35 million if the over-allotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting
Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S.
GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

                                       43

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue,"
"could," "estimate," "expect," "intends," "may," "might," "plan," "possible,"
"potential," "predicts," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

      o     ability to complete our initial business combination;

      o     success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

      o     officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

      o     potential ability to obtain additional financing to complete a business combination;

      o     pool of prospective target businesses;

      o     the ability of our officers and directors to generate a number of potential investment opportunities;

      o     potential change in control if we acquire one or more target businesses for stock;

      o     our public securities' potential liquidity and trading;

      o     listing or delisting of our securities from the American Stock
            Exchange or the ability to have our securities listed on the
            American Stock Exchange following our initial business combination;

      o     use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

      o     financial performance following this offering.

      The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation

                                       44

to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

                                       45

                                 USE OF PROCEEDS

      We estimate that the net proceeds of this offering, together with our founding stockholder's $5.25 million investment in the additional founder's warrants that will be held in the trust account, will be used as set forth in the following table:

                                                                             Without Over-     Over-Allotment
                                                                           Allotment Option   Option Exercised
                                                                           ----------------   ----------------

Offering gross proceeds                                                      $ 300,000,000      $ 345,000,000
Additional founder's warrants                                                    5,250,000          5,250,000
                                                                             -------------      -------------

         Total gross proceeds(1)                                             $ 305,250,000      $ 350,250,000
                                                                             -------------      -------------

OFFERING EXPENSES (2)(3)
     Underwriting discount (7.0% of offering gross proceeds)(4)              $  21,000,000      $  24,150,000
     Legal fees and expenses                                                       300,000            300,000
     Printing and engraving expenses                                                75,000             75,000
     Miscellaneous expenses                                                        123,085            123,085
     Accounting fees and expenses                                                   60,000             60,000
     SEC registration fee                                                           36,915             36,915
     NASD registration fee                                                          35,000             35,000
     American Stock Exchange fees                                                   70,000             70,000
                                                                             -------------      -------------

         Total offering expenses                                             $  21,700,000      $  24,850,000
                                                                             -------------      -------------

Proceeds after offering expenses                                             $ 283,550,000      $ 325,400,000

Net proceeds not held in trust account                                       $    (100,000)     $    (100,000)
Deferred underwriting discounts and commissions held in trust account(3)     $   9,000,000      $  10,350,000
                                                                             -------------      -------------

         Total held in trust account(4)                                      $ 292,450,000      $ 335,650,000
                                                                             =============      =============

         Proceeds held in trust account net of deferred underwriting
         discounts and commissions                                           $ 283,450,000      $ 325,300,000
                                                                             =============      =============

                                       46

                                                                                                 Percent of net
                                                                                                 proceeds not in
                                                                                               trust and interest
                                                                                              income earned on the
                                                                                Amount            trust account
                                                                             ------------     --------------------

USE OF NET PROCEEDS NOT HELD IN THE TRUST ACCOUNT AND UP TO $3.5 MILLION
     OF THE INTEREST INCOME EARNED ON THE TRUST ACCOUNT THAT MAY BE
     RELEASED TO US TO COVER OUR WORKING CAPITAL REQUIREMENTS(2)

Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial
     business combination                                                    $    860,000                 23.9%
Payment to Steel Partners, Ltd. for office space, administrative and support services (approximately $10,000 per month for up to two
     years)                                                                  $    240,000                  6.7%
Legal and accounting fees relating to SEC reporting obligations              $    100,000                  2.8%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business
     combination), director and officer liability insurance premiums and
     reserves                                                                $  2,400,000                 66.7%
                                                                             ------------         ------------

Total                                                                        $  3,600,000                100.0%
                                                                             ============         ============

----------
(1)   Excludes $30.0 million from the sale of 3,000,000 co-investment units to
      Steel Partners II, L.P. to be paid to us immediately prior to our consummation of an initial business combination.

(2)   A portion of the expenses have been or will be paid from advances we received from Steel Partners, Ltd. as described below. These advances will be repaid no later than December 31, 2007 out of either the proceeds of the sale of the founder's units or the proceeds of this offering not being placed in the trust account or with interest income earned on the trust account balance.

(3)   Some of these expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
      For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an initial business combination based upon the level of complexity of that initial business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(4)   The amount of underwriting discount and the amount held in the trust account include $9.0 million (or $10.35 million if the over-allotment option is exercised in full) that will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

      A total of approximately $292,450,000 (or approximately $335,650,000 if the underwriters' over-allotment option is exercised in full), including
$283,450,000 of the net proceeds from this offering and the sale of the additional founder's warrants (or $325,300,000 if the underwriters'
over-allotment option is exercised in full) and $9.0 million (or $10.35 million if the underwriters' over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at

                                       47

JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us (as described in more detail below), the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $9.0 million (or $10.35 million if the over-allotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment at the time of such business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price - for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities - for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

      We have allocated $100,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $3.5 million of interest may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $3.5 million. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination.
We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek additional capital from third parties. In such event, we might seek loans or additional investments from our officers or directors or other third parties. However, our officers and directors are under no obligation to advance funds to us or to invest in us.

      We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and Steel Partners Group professionals, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder's and consulting fees) will be paid to any of our officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors and
Steel Partners Group and its employees will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and
Steel Partners Ltd. will be entitled to receive payments of an aggregate of
$10,000 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our officers, directors, Steel Partners Group or our or their affiliates, other than the
$10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

                                       48

      In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder's fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

      We believe that amounts not held in trust as well as the interest income of up to $3.5 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $3.5 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination.
Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination's closing. If the target business's owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

      As of March 31, 2007, Steel Partners, Ltd. had loaned us a total of
$250,000 evidenced by a promissory note, which was used to pay a portion of the expenses of this offering referenced in the line items above, including certain organizational expenses. This note bears interest at 5%, compounded semi-annually, is unsecured and is due no later than December 31, 2007. This note will be repaid out of either the proceeds of the sale of the founder's units or the proceeds of this offering not being placed in the trust account or with interest income earned on the trust account balance. This loan was made to us by Steel Partners, Ltd. because our founding stockholder was recently formed and has limited capital. In addition, as of March 31, 2007, Steel Partners, Ltd.
advanced $10,436 to pay expenses that were due before our initial funding. Such amount will be repaid promptly upon the consumation of this offering. Steel
Partners, Ltd. regularly advances capital on behalf of various entities in Steel
Partners Group.

      We have agreed to pay Steel Partners, Ltd., an affiliate of our founding stockholder, a total of $10,000 per month for office space, administrative services and secretarial support. This fee will commence once the proposed offering is completed. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

      To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

      The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in
United States "government securities" (as such term is defined in the Investment
Company Act) and one or more money market funds, selected by us, which invest

                                       49

principally in either short-term securities issued or guaranteed by the United
States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United
States, so that we are not deemed to be an investment company under the
Investment Company Act.

      A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation. Should there be no such interest available or should those funds still not be sufficient, our founding stockholder has agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

      On completion of an initial business combination, the underwriters will receive the deferred underwriters' discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

                                       50

                                 DIVIDEND POLICY

      We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination.
After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future.

                                       51

                                    DILUTION

      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters' discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

      At March 31, 2007, our net tangible book value was a deficiency of
($190,436), or approximately $(0.03) per share of common stock. After giving effect to the sale of 30,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 8,999,999 shares of common stock which may be converted into cash) at March 31, 2007, would have been
$195,799,574, or $6.87 per share, representing an immediate increase in net tangible book value of $6.90 per share to the holders of the founder's shares, and an immediate dilution of $3.13 per share, or 31.3%, to new investors not exercising their conversion rights. After giving effect to the sale of 3,000,000 co-investment shares of common stock included in the co-investment units, our pro forma net tangible book value (as decreased by the value of 8,999,999 shares of common stock which may be converted into cash) upon consummation of our business combination will be $225,799,574 or $7.17 per share, representing an increase in net tangible book value of $7.20 per share to our founding stockholder and an immediate dilution of $2.83 per share or 28.3% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately
$87,749,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 30% of the aggregate number of the shares sold in this offering minus one share at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $3.5 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

      Public offering price                                                                      $    10.00
      Net tangible book value before this offering                                $    (0.03)
      Increase attributable to new investors                                      $     6.84
                                                                                  ----------

      Pro forma net tangible book value after this offering                                      $     6.87
                                                                                                 ----------

      Dilution to new investors                                                                  $     3.13
                                                                                                 ==========

      The following table sets forth information with respect to our founding stockholder and the new investors, assuming the entire purchase price of the founder's units is attributable to the founder's shares and no value is attached to the initial founder's warrants:

                                       52

                                        Shares Purchased                Total Consideration
                                  ---------------------------    -----------------------------
                                                                                                    Average Price
                                     Number        Percentage       Amount          Percentage        Per Share
                                  ----------       ----------    ------------       ----------       -----------
     Founding stockholder(1)       7,500,000          20.0%      $     25,000           .01%          $ 0.0033
     New investors                30,000,000          80.0%       300,000,000          99.9%             10.00
                                  ----------       ----------    ------------       ----------       -----------
     Total                        37,500,000         100.0%      $300,025,000        100.00%
                                  ==========         =====       ============       ==========

(1)   Following the co-investment, our founding stockholder and Steel Partners
      II, L.P. will (i) collectively own 10,500,000 shares of our common stock, comprising 27% of our common stock purchased and (ii) have paid aggregate consideration of $30,025,000, comprising 9.1% of the total consideration that we received for our outstanding common stock.

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
     Net tangible book value before the offering and the sale of the additional founder's
         warrants                                                                                  $    (190,436)
     Net proceeds from this offering and the sale of the additional founder's warrants             $ 283,550,000
     Organizational and offering costs capitalized and excluded from tangible book value before
         this offering and the sale of the additional founder's warrants                           $     190,000
     Less: proceeds held in the trust account subject to conversion to cash                        $ (87,749,990)
                                                                                                   -------------
                                                                                                   $ 195,799,574
                                                                                                   =============

Denominator:
     Shares of common stock outstanding prior to the offering                                      $   7,500,000
     Shares of common stock included in the units offered in this offering                         $  30,000,000
     Less: shares subject to conversion                                                            $  (8,999,999)
                                                                                                   -------------
                                                                                                   $  28,500,001
                                                                                                   =============

                                       53

                                 CAPITALIZATION

      The following table sets forth our capitalization on:

      o     an actual basis at March 31, 2007;

      o     an as adjusted basis to give effect to the sale of our units, and the additional founder's warrants and the application of the estimated net proceeds derived from the sale of such securities; and

      o     a pro forma as adjusted basis to give effect to the sale of our units, the additional founder's warrants and the co-investment units, and the application of the estimated net proceeds derived from the sale of such securities.

                                                                                 As of March 31, 2007
                                                                  ---------------------------------------------------
                                                                                                        Pro Forma as
                                                                      Actual          As Adjusted         Adjusted
                                                                  -------------      -------------      -------------
                                                                   (unaudited)

Note payable to affiliates(1)                                     $     250,000      $     250,000      $     250,000
Deferred underwriting discounts and commissions                   $          --      $   9,000,000      $   9,000,000
Common stock, 0 8,999,999 and 8,999,999 shares which are
subject to possible conversion, at conversion value(2)            $          --      $  87,749,990      $  87,749,990

Stockholders' equity:
     Preferred stock, $0.001 par value, 1,000,000 shares
         authorized; none issued or outstanding                   $          --      $          --      $          --
     Common stock, $0.001 par value, 200,000,000 shares
         authorized; 7,500,000 shares issued and outstanding;
         28,500,001 shares issued and outstanding (excluding
         8,999,999 shares subject to possible conversion), as
         adjusted; 31,500,001 shares issued and outstanding
         (excluding 8,999,999 shares subject to possible
         conversion), pro forma as adjusted                       $       7,500      $      28,500      $      31,500
     Additional paid-in capital(3)                                $      17,500      $ 195,821,946      $ 225,818,946
     Accumulated deficit during the development stage             $     (25,436)     $     (25,436)     $     (25,436)
                                                                  -------------      -------------      -------------

     Total stockholders' equity                                   $        (436)     $ 195,825,010      $ 225,825,010
                                                                  =============      =============      =============

        Total capitalization                                      $     249,564      $ 292,825,000      $ 322,825,000
                                                                  =============      =============      =============

----------
(1)   Note payable to affiliates is comprised of a promissory note issued in the amount of $250,000 to Steel Partners, Ltd. The note is due no later than December 31, 2007 and bears interest at 5%, compounded semi-annually.

(2)   If we consummate an initial business combination, the conversion rights afforded to our public stockholders may result in the conversion for cash of up to 30% of the aggregate number of shares sold in this offering minus one share at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.75 per share (or approximately $9.73 per share if the over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of an initial business combination divided by the number of shares sold in this offering.

                                       54

(3)   Excludes $9.0 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

                                       55

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

      We are a blank check company organized under the laws of the State of
Delaware on February 14, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our
"initial business combination." To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

      o     may significantly reduce the equity interest of our stockholders;

      o     will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

      o     default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

      o     acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

      o     our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

      o     our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

RESULTS OF OPERATIONS AND KNOWN TRENDS OR FUTURE EVENTS

      We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the sale of the additional founder's warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the sale of the additional founder's warrants.

                                       56

LIQUIDITY AND CAPITAL RESOURCES

      Our liquidity needs have been satisfied to date through the receipt of
$25,000 in stock subscriptions from our founding stockholder and advances from
Steel Partners, Ltd. as described more fully below.

      We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $21,000,000 (or
$24,150,000 if the underwriters' over-allotment option is exercised in full), together with $5,250,000 from our founding stockholder's investment in the additional founder's warrants, will be approximately $283,550,000 (or
$325,400,000 if the underwriters' over-allotment option is exercised in full).
Of this amount, $283,450,000 (or $325,300,000 if the underwriters'
over-allotment option is exercised in full) will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust. An additional amount equal to 3.0% of the gross proceeds of this offering, or
$9,000,000 ($10,350,000, if the underwriters' over-allotment option is exercised in full), will also be held in the trust account and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination.
We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

      We believe that, upon consummation of this offering and the sale of the additional founder's warrants, the funds available to us outside of the trust account, together with interest income of up to $3.5 million on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making up to $3.6 million of expenditures as follows:

      o     approximately $860,000 of expenditures for legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the
            investigation, structuring and negotiation of our initial business combination;

      o     approximately $240,000 of expenditures in fees relating to our office space and certain general and administrative services;

      o     approximately $100,000 of expenditures in legal and accounting fees relating to our SEC reporting obligations; and

      o     approximately $2,400,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits, down payments or funding of a "no-shop" provision with respect to a particular business combination for a proposed initial business combination), director and officer liability insurance premiums, brokers' retainer fees, finder's fees, consulting fees or other similar compensation and reserves.

                                       57

      A portion of the expenditures have been or will be paid from advances we received from Steel Partners, Ltd. as described below. These advances will be repaid no later than December 31, 2007 out of either the proceeds of the sale of the founder's units or the proceeds of this offering not being placed in the trust account or with interest income earned on the trust account balance.

      We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $3.5 million on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, in addition to the co-investment we may need to obtain additional financing to consummate our initial business combination. We may also need additional financing because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

CONTROLS AND PROCEDURES

      We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

      As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the
Sarbanes-Oxley Act for the fiscal year ending December 31, 2008.

      We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination.

      Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

      o     staffing for financial, accounting and external reporting areas, including segregation of duties;

      o     reconciliation of accounts;

      o     proper recording of expenses and liabilities in the period to which they relate;

      o     evidence of internal review and approval of accounting transactions;

      o     documentation of processes, assumptions and conclusions underlying significant estimates; and

      o     documentation of accounting policies and procedures.

                                       58

      Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements including Section 404 and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

      Once our management's assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls while performing their audit of internal control over financial reporting. The results of management's assessment and/or the audit of management's assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal control and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

RELATED PARTY TRANSACTIONS

      As of March 31, 2007, Steel Partners, Ltd. had loaned us a total of
$250,000 evidenced by a promissory note for the payment of offering-related and organizational expenses. This note bears interest at 5%, compounded semi-annually, is unsecured and is due no later than December 31, 2007. See also
"Certain Transactions" for information on this note. This loan was made to us by
Steel Partners, Ltd. because our founding stockholder was recently formed and has limited capital. In the ordinary course of business Steel Partners, Ltd. may loan additional funds to us. In addition, as of March 31, 2007, Steel Partners,
Ltd. advanced $10,436 to pay expenses that were due before our initial funding.
Such amount will be repaid promptly upon the consummation of this ofering. Steel
Partners, Ltd. regularly advances capital on behalf of various entities in Steel
Partners Group.

      We have agreed to pay Steel Partners, Ltd. a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. This fee will commence once the proposed offering is completed. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

OFF-BALANCE SHEET ARRANGEMENTS; COMMITMENTS AND CONTRACTUAL OBLIGATIONS;
QUARTERLY RESULTS

      As of March 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

                                       59

                                PROPOSED BUSINESS

      INTRODUCTION

      We are a blank check company organized under the laws of the State of
Delaware on February 14, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our
"initial business combination." To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses intentionally, with a focus on the United
States, Europe and Asia that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

      We will seek to capitalize on the significant investing experience and contacts of our Chairman, President and Chief Executive Officer, Warren G.
Lichtenstein, and our other directors and executive officers. Mr. Lichtenstein has over 19 years of experience investing globally in public and private companies including debt and equity securities, and serving on boards of directors. In addition, Jack Howard our Director and Vice Chairman has more than
22 years of experience in sourcing, evaluating, structuring and managing investments, and serving on boards of directors. James Henderson, our Executive
Vice President, has more than 26 years of experience as an operating executive in various companies, including serving in senior executive capacities and on boards of directors.

      Mr. Lichtenstein founded Steel Partners Group in 1990 and serves as Chief
Executive Officer and Portfolio Manager of various of its business entities.
Steel Partners Group, operating through Steel Partners, Ltd. and various other business entities, manages approximately $___ billion of assets as of
____________, 2007 invested in public and private debt and equity investments in companies with market capitalizations of up to $10 billion in the United States,
Asia and Europe. Steel Partners Group's main investment fund is Steel Partners
II, L.P., which invests globally with approximately $___ billion under management as of __________, 2007. Steel Partners Group also co-manages Steel
Partners Japan Strategic Fund (Offshore), L.P., which invests in Japan with $___
billion under management as of ________, 2007 and Steel Partners China Access I
L.P., which will invest in China with approximately $___ million of committed capital as of __________, 2007. Steel Partners II, L.P. is also a significant investor in Steel Partners Japan Strategic Fund (Offshore), L.P. and Steel
Partners China Access I L.P., which serve as Steel Partner Group's primary vehicles for investing in Japan and China respectively.

      Steel Partners Group currently has more than 35 employees, with offices in
New York, Los Angeles, London, Tokyo, Hong Kong and Beijing. Steel Partners
Group's senior professionals are in many cases long-time colleagues who have worked together extensively at Steel Partners Group and in various other capacities. They have extensive investment, trading, restructuring, accounting, mergers and acquisitions, financing, tax, operating and legal experience, including active participation on boards of directors, particularly in the areas of financial management, management oversight and compensation, and acquisitions and dispositions. Steel Partners Group also has three operating partners who have significant experience in operating and improving businesses. Steel
Partners Group's operating executives have an average of 30 years of operating/industry experience. These executives are experienced managers with expertise in instilling operational excellence, improving operations and enhancing value of companies. Employees of Steel Partners Group, including our executive officers, have significant experience serving on the board of directors of portfolio companies of Steel Partners Group and working with management teams to create value. Currently, nine Steel Partners Group professionals sit on 16 boards globally. We believe that through our access to the combined experience of Steel Partners Group professionals based in New York,
Los Angeles and London, and the broad capabilities of Steel Partners Group, we will be able to identify an attractive acquisition opportunity.

                                       60

      The underlying investment philosophy of Steel Partners Group is to provide global expertise together with local experts and to invest on the basis of value not popularity. Steel Partners Group has built an extensive network of relationships including private equity sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, attorneys, accountants and investors throughout the United States, Asia and Europe. We believe we will benefit from these relationships and the substantial transaction and/or research experience of Steel Partners Group employees based in New York,
Los Angeles and London who will be available to us in connection with sourcing, evaluating, structuring and executing our initial business combination. In addition, Steel Partners Group maintains active relationships with its portfolio company management teams that can help provide us with additional insights on a wide variety of companies and industries.

      Our efforts in identifying a prospective acquisition target will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States, Europe, and Asia, excluding China, that may provide significant opportunity for value creation. Our investment philosophy will be based on the proven strategies employed by Steel Partners
Group, which reflect a value-orientation and investment discipline that are the result of having investments in public and private debt and equity, as well as distressed debt over 17 years in a diverse range of industries. This includes investments where Steel Partners Group has exercised control over the portfolio company. Steel Partners Group focuses on maintaining discipline with respect to purchase price, analyzing the business based on long-term value creation that can be achieved, extensive business and financial analysis and utilizing numerous resources to maximize value post-acquisition. Steel Partners Group analyzes a target's business risks and opportunities and proactively seeks the advice of its network of operating executives and others to gain proprietary insights.

      Similar to those strategies employed by Steel Partners Group, we have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet all of these criteria and guidelines.

      o     ESTABLISHED BUSINESSES THAT MEET THE STRINGENT INVESTMENT CRITERIA
            EMPLOYED BY STEEL PARTNERS GROUP. We intend to benefit from the stringent investment criteria employed by Steel Partners Group. We will seek to acquire established businesses that are easy to understand and that we believe can benefit from Steel Partners
            Group's extensive experience in improving operations and enhancing value. We will target businesses that we believe are fundamentally sound but potentially in need of certain financial, operational, strategic or managerial redirection to maximize value. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

      o     ABILITY FOR STEEL PARTNERS GROUP TO ADD VALUE. We will seek to acquire a target business or businesses where Steel Partners Group can add value by providing access to Steel Partners Group's professionals and global network:

            o     Providing access to Steel Partners Group's operating
                  executives' industry experience, with a particular focus on functional areas that can maximize value post-acquisition
                  through operational excellence, lean manufacturing, six sigma, strategy deployment, low cost sourcing, reduction of
                  unnecessary corporate overhead, improved business processes, reducing working capital and sale of underperforming assets.

                                       61

            o     Steel Partner Group's experience in executing leveraged
                  acquisitions by public companies of private companies,
                  managing the post-acquisition medium-term value creation
                  process, and optimizing the value of public companies through good governance, appropriate capital structures, and proper shareholder relations.

      STEEL PARTNERS GROUP

      We expect to benefit from our access to Steel Partners Group. Steel
Partners Group manages three investment funds:

      STEEL PARTNERS II, L.P.

      Steel Partners II, L.P. seeks to acquire public/private equity/debt securities in middle market companies on a global basis that are trading or can be purchased at a discount to their intrinsic value. Steel Partners Group seeks to act as a catalyst to close the value gap through working with management to implement change, seeking board representation and/or acquiring the balance of the company when appropriate. Steel Partners Group seeks to further enhance value through direct investment, operational improvements and strategic and financial value optimization initiatives. As of ____________, 2007 Steel
Partners II, L.P. had assets under management of approximately $___ billion, 14 dedicated investment professionals and three dedicated operating partners based in New York, Los Angeles and London.

      Since 1993, Steel Partners II, L.P. has invested $3.5 billion in numerous investments in public equity, private equity and distressed debt. Many of the investments have been in control or shared-control situations. The selective investment process for Steel Partners II, L.P. is characterized by extensive business and financial analysis.

      STEEL PARTNERS JAPAN STRATEGIC FUND (OFFSHORE), L.P.

      Steel Partners Japan Strategic Fund (Offshore), L.P. seeks to acquire equity investments in Japanese middle market companies that are trading at a discount to their intrinsic value. Steel Partners Japan Strategic Fund
(Offshore), with approximately $___ billion in assets under management at
__________, 2007 has a dedicated investment team of three professionals based in
Tokyo, with Mr. Lichtenstein serving as co-portfolio manager with a right of veto. Steel Partners II, L.P. is an investor in Steel Partners Japan Strategic
Fund (Offshore), L.P. This fund is managed by Steel Partners Group through a joint-venture.

      STEEL PARTNERS CHINA ACCESS I L.P.

      Steel Partners China Access I L.P. is a private equity fund that seeks to acquire controlling or substantial stakes primarily in listed companies in China at a discount to intrinsic value through negotiations with government shareholders and company management This fund has a dedicated investment team of six investment professionals based in Beijing and Hong Kong, and had approximately $___ million of committed capital as of ____________, 2007. Mr.
Lichtenstein serves as a member of the investment committee for the fund with a right of veto. Steel Partners II, L.P. is an investor in Steel Partners China
Access I L.P. This fund is managed by Steel Partners Group through a joint venture.

                                       62

      COMPETITIVE STRENGTHS

      We believe that we have the following competitive strengths:

o     EXPERIENCED MANAGEMENT.

      WARREN G. LICHTENSTEIN, CO-FOUNDER OF STEEL PARTNERS II, L.P.

            o     Chairman, President and Chief Executive Officer of SP
                  Acquisition Holdings, Inc.

            o     More than 19 years of experience investing globally in public and private companies, including debt and equity securities.

            o     Co-Founded and manages Steel Partners II, L.P., Steel Partners
                  Japan Strategic Fund (Offshore), L.P., Steel Partners China
                  Access Fund I L.P., with more than approximately $___ billion under management.

            o     Chief Executive Officer and Portfolio Manager of Steel
                  Partners Ltd., and Managing Member of Steel Partners, L.L.C.,
                  general partner of Steel Partners II, L.P.

            o     Extensive global experience serving on and leading board of directors, including serving in Chairman and Chief Executive
                  Officer positions of portfolio companies.

      JACK L. HOWARD, CO-FOUNDER OF STEEL PARTNERS II, L.P.

            o     Vice Chairman of SP Acquisition Holdings, Inc.

            o     More than 22 year of experience in sourcing, evaluating,
                  structuring and managing investments.

            o     Co-Founded Steel Partners II, L.P.

            o     Vice Chairman of Steel Partners, Ltd.

            o     Extensive experience serving on and leading board of
                  directors, including serving in Chairman and Chief Executive
                  Officer positions of portfolio companies.

      JAMES R. HENDERSON, OPERATING PARTNER OF STEEL PARTNERS, LTD.

            o     Executive Vice President of SP Acquisition Holdings, Inc.

            o     More than 26 years of experience as an operating executive in various companies, including serving in senior executive
                  capacities.

            o     Operating Partner of Steel Partners, Ltd.

            o     Extensive experience serving on and leading board of
                  directors, including serving in Chairman and Chief Executive
                  Officer positions of portfolio companies.

                                       63

      o     ACCESS TO STEEL PARTNERS GROUP INVESTMENT PLATFORM.

            Steel Partners Group has a long history of strong performance across a broad range of asset classes and sectors, globally. The senior investment professionals of Steel Partners Group have extensive experience investing in public and private equity and debt, including distressed debt, with various degrees of control. Steel Partners Group manages approximately $___ billion of assets as of _________, 2007. We will have access to the broad capabilities of
Steel Partners Group and its professionals based in New York, Los Angeles and
London.

      o     ESTABLISHED DEAL SOURCING NETWORK.

            We will be well positioned to source a business combination as a result of our access to Steel Partners Groups' extensive infrastructure, which includes its offices located in New York, Los Angeles and London and 14 investment professionals. We intend to capitalize on the diverse deal-sourcing opportunities that we believe Steel Partners Group brings to us as a result of its investment experience, track record and extensive network of relationships including private equity sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, attorneys, accountants and investors throughout the United States, Asia and Europe.

      o     DISCIPLINED INVESTMENT PROCESS.

            In identifying potential target businesses, we will apply Steel
Partners Group's rigorous and consistent investment process. This includes analysis of, among other things: (i) the acquisition multiple; (ii) historic and projected financials; (iii) the key drivers of revenues and the balance between unit volume and pricing factors; (iv) key cost components, including raw materials, labor, overhead, insurance, etc.; (v) capital expenditures; (vi)
working capital needs; (vii) micro and macroeconomic trends that impact the business and the industry; (viii) the business's products and its sales channels; (ix) qualitative analysis of company management; (x) the competitive dynamics of the industry and the target company's position; and (xi) input from third-party consultants.

      o     POST-ACQUISITION VALUE CREATION.

            We will have access to Steel Partners Group's professionals who have extensive experience serving on the boards of companies in which Steel Partners
Group has substantial equity positions. We will leverage the broad networks and experiences of these individuals and Steel Partners Group in adding value to companies post-acquisition.

            Steel Partners Group has a network of experts in various industries that may be retained to aid in maximizing the return to our shareholders post acquisition. This includes providing access to Steel Partners Group's operating executives' industry experience, with a particular focus on functional areas that can maximize value post-acquisition through operational excellence, lean management, six sigma design and implementation, strategy deployment, low cost sourcing, reduction of unnecessary corporate overhead, improved businesses processes, reducing working capital and sale of underperforming assets.

            We will also be able to utilize Steel Partners Group's experience in executing leveraged acquisitions by public companies of private companies, managing the post-acquisition medium-term value creation process, and optimizing the value of public companies through good governance, appropriate capital structures, and proper shareholder relations.

                                       64

      o     EXPERIENCE WITH MIDDLE MARKET COMPANIES.

            We expect to benefit from Steel Partners Group's experience, which has historically been focused on investments in middle market companies. We will use Steel Partners Group's extensive network of relationships including private equity sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, attorneys, accountants and investors throughout the United States, Asia and Europe to locate potential target businesses. Through Steel Partners Group's experience of investing in numerous companies, most of which are middle-market, it has developed an extensive network of relationships and possesses valuable insights into industry trends.

      o     ACCESS TO STEEL PARTNERS' INFRASTRUCTURE.

            Steel Partners Group's offices in New York, Los Angeles and London have more than 20 employees, including 14 investment and operating professionals, who will be available to support our operations. Steel Partners
Group's finance and administration function which addresses legal, compliance, and operational matters will also be available to us.

      STEEL PARTNERS GROUP SENIOR MANAGEMENT

      In addition to Messrs. Lichtenstein, Howard and Henderson, the following members of Steel Partners Group senior management will be involved in helping us to source, analyze and execute a business combination.

SANFORD ANTIGNAS, CHIEF OPERATING OFFICER AND INVESTMENT PROFESSIONAL OF STEEL
PARTNERS, LTD. - Mr. Antignas has been the Chief Operating Officer and an
Investment Professional of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates, since November 2006. From 1996 to February 2005 he served as a senior investment professional of Bassini, Playfair and Associates LLC, an emerging markets private equity firm, in various capacities where his last position was Managing Director. While there he served as its Chief Financial
Officer from 1996 to 2003 and as a director of eleven of its portfolio companies in various countries, and as the interim Chief Executive Officer of one such company. From 1994 to 1996, Mr. Antignas was Director of International
Investments at American International Group Inc. and served as a Managing
Director of its AIG Capital Partners subsidiary. From 1987 to 1993, he served in various capacities with GE Capital Corporation in its Corporate Finance Group where his last position was Vice President. From 1983 to 1985, Mr. Antignas was
with the Middle/Emerging Markets Business Services practice at Deloitte Haskins and Sells, a public accounting firm, and then served on the staff of its national office until 1987. Mr. Antignas graduated from the University of
California, Berkeley with a B.S. in Business Administration. He earned an M.B.A.
from New York University. Mr. Antignas is also a degree candidate for a Master of International Affairs from Columbia University. He is a Certified Public
Accountant.

GLEN M. KASSAN, OPERATING PARTNER OF STEEL PARTNERS, LTD. - Mr. Kassan has been an Operating Partner of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates, and its predecessor since August 1999. He served as the Vice President, Chief
Financial Officer and Secretary of WebFinancial Corporation, which through its operating subsidiaries, operates niche banking markets, from June 2000 until
April 2007. He served as a director of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since
January 2002, its Vice Chairman since August 2005 and served as its President from February 2002 to August 2005. Mr. Kassan has served as a director of WHX
Corporation, a holding company, since July 2005 and as its Vice Chairman, Chief
Executive Officer and Secretary since October 2005. He has served as a director of United Industrial Corporation, a company principally focused on the design, production and support of defense systems since October 2002. Mr. Kassan served as Vice President, Chief Financial Officer and Secretary of Gateway Industries,

                                       65

Inc., a provider of database development and website design and development services, from June 2000 to April 2002. In 1994, Mr. Kassan co-founded and became Vice Chairman and Chief Financial Officer of Long Term Care Services,
Inc., a privately owned healthcare services company, and from 1997 to 1998 served as its Chairman and Chief Executive Officer. In 1987, Mr. Kassan
co-founded Ballantrae Partners, L.P. that invested in risk arbitrage, special situations, and undervalued companies. Mr. Kassan has previously served as a director of American Magnetics Corporation, Damon Corporation, Puroflow
Incorporated, Tandycrafts Inc. and U.S. Diagnostic Labs, Inc. Mr. Kassan
graduated from Northeastern University with a B.S. in Accounting. He earned a
J.D. from Brooklyn Law School and an LLM in Taxation from New York University
School of Law. Mr. Kassan is a Certified Public Accountant.

JOHN MCNAMARA, INVESTMENT PROFESSIONAL WITH STEEL PARTNERS, LTD. - Mr. McNamara
has been an Investment Professional with Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P.
and its affiliates, since May 2006. From 1995 to April 2006, Mr. McNamara served in various capacities at Imperial Capital LLC, an investment banking firm, where his last position was Managing Director and Partner. As a member of Imperial
Capital's Corporate Finance Group, he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings. From 1988 to 1995 Mr. McNamara held various positions with Bay
Banks, Inc., a commercial bank, where he served in lending and work-out capacities. Mr. McNamara graduated from Ithaca College with a B.S. in Economics.

JOHN J. QUICKE, OPERATING PARTNER OF STEEL PARTNERS, LTD. - Mr. Quicke has been an Operating Partner of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates, since September 2005. Mr. Quicke has served as a director of Layne Christensen
Company, a provider of products and services for the water, mineral, construction and energy markets, since October 2006. He has served as a director of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since October 2006. He has served as a director of Angelica
Corporation, a provider of healthcare linen management services, since August
2006. He has served as Chairman of the Board of NOVT Corporation, a former developer of advanced medical treatments for coronary and vascular disease, since April 2006 and served as President and Chief Executive Officer of NOVT from April 2006 to November 2006. He has served as a director of WHX
Corporation, a holding company, since July 2005 and as a Vice President since
October 2005. Mr. Quicke served as a director, President and Chief Operating
Officer of Sequa Corporation, a diversified industrial company, from 1993 to
March 2004, and Vice Chairman and Executive Officer of Sequa from March 2004 to
March 2005. As Vice Chairman and Executive Officer of Sequa, Mr. Quicke was
responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial
Machinery and Other Product operating segments of the company. From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to Steel Partners
II, L.P. and explored other business opportunities. Mr. Quicke graduated from the University of Missouri with a B.S. in Business Administration. He is a
Certified Public Accountant and a member of the AICPA.

JOSHUA SCHECHTER, INVESTMENT PROFESSIONAL WITH STEEL PARTNERS, LTD. - Mr.
Schechter has been an Investment Professional with Steel Partners, Ltd., a management and advisory company that provides management services to Steel
Partners II, L.P. and its affiliates, since June 2001. Mr. Schechter has served as a director of Jackson Products, Inc., a safety products manufacturer, since
February 2004. He has served as a director of WHX Corporation, a holding company, since July 2005. Mr. Schechter from 1998 to 2001 held various positions in the Corporate Finance Group of Imperial Capital LLC, an investment banking firm. From 1997 to 1998, he was an Analyst with Leifer Capital Inc., an investment bank. From 1996 to 1997, Mr. Schechter was a Tax Consultant at Ernst
& Young LLP. Mr. Schechter previously served as a director of Puroflow
Incorporated. Mr. Schechter graduated from the University of Texas, Austin with both a B.B.A. in Accounting and a Master of Professional Accounting.

                                       66

LUKE WISEMAN, INVESTMENT PROFESSIONAL WITH STEEL PARTNERS (U.K.) LTD. - Mr.
Wiseman has been an Investment Professional since April 2005 with Steel Partners
(U.K.) Ltd., the London based research subsidiary of Steel Partners, Ltd. He has certain responsibilities related to the firm's European investments. Since
September 2006 he has served as a non-executive director of API plc, a packaging materials manufacturer. From October 2000 to April 2005, Mr. Wiseman was an
Analyst and Portfolio Manager at Carlson Capital, a Hedge Fund, where he managed an equity long/short portfolio of European consumer and industrial stocks. From
1998 to 2000, he was an Analyst with Donaldson Lufkin and Jenrette in London in equity research covering European retail stocks. From 1995 to 1998, Mr. Wiseman served in the European equity sales group of UBS Securities in London. From 1991 to 1994, he was with Tayrich Ltd., a privately owned commercial carpet distributor in the United Kingdom, where he served as a Board Member and was responsible for developing sales in continental Europe. From 1989 to 1991, he was with the Institutional Sales, European Markets area, of Morgan Stanley. From
1986 to 1988, he was with Hoare Govette, a brokerage firm in London where he worked in institutional equity sales. From December 2005 to September 2006 he was a non-executive director of Nettec plc.

      EFFECTING A BUSINESS COMBINATION

      GENERAL

      We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering, the sale of the additional founder's warrants and the sale of the co-investment units will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

      WE HAVE NOT IDENTIFIED A TARGET BUSINESS

      We do not have any specific initial business combination under consideration or contemplation and neither we nor any related party, have, directly or indirectly, nor has anyone on our or any such party's behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

      Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions of $9.0 million, or $10.35 million if the

                                       67

over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

      SOURCES OF TARGET BUSINESSES

      We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors and Steel Partners Group. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to Steel
Partners Group professionals will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as private equity sponsors, management teams of public and private companies, investment bankers, commercial bankers, brokers, attorneys, accountants and investors throughout the United States, Asia and
Europe and similar sources, may also bring potential target businesses to our attention.

      We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder's fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder's fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they or we are affiliated, including Steel Partners Group, any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than reimbursement for out-of-pocket expenses and an aggregate of $10,000 per month for office space, secretarial and administrative services. In addition, none of our officers or directors or any entity with which they are affiliated, including Steel Partners Group, will receive any finder's fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination.

      SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION

      Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment
(excluding deferred underwriting discounts and commissions of $9.0 million, or
$10.35 million if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least
51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

                                       68

      We will not enter into our initial business combination with any entity
(including entities that Steel Partners Group or our officers or directors have a financial interest in or are otherwise affiliated with) unless the board of directors of such entity has approved both the entering into and the continuation of negotiations with us and the consummation of the initial business combination. Accordingly, we will not conduct an unsolicited tender offer for the securities of any entity or otherwise express a public indication of interest in acquiring securities of any entity without the approval of board of directors of such entity.

      In addition, we have not excluded all entities that Steel Partners Group or our officers and directors are affiliated with as potential targets for our initial business combination because we believe that it is in the best interests of our stockholders to provide as much flexibility as possible in locating potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts with any such entity regarding a business combination. Any financial interest or affiliation Steel Partners Group or our officers and directors has in a target business will be clearly stated in the proxy statement delivered to our shareholders in connection with the vote required for any proposed initial business combination and will highlight any resulting conflict of interest. In addition, we have agreed to obtain an opinion from an independent investment banking firm that a business combination with any such entity is fair to our stockholders from a financial point of view. However, in light of this potential pool of companies that we could review as possible target businesses, we may have a higher likelihood of pursuing an acquisition that presents potential conflicts than other blank check companies with similar business plans.

      In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

      o     financial condition and results of operations;

      o     growth potential;

      o     brand recognition and potential;

      o     experience and skill of management and availability of additional personnel;

      o     capital requirements;

      o     stage of development of the business and its products or services;

      o     existing distribution arrangements and the potential for expansion;

      o     degree of current or potential market acceptance of the products or services;

      o     proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

      o     impact of regulation on the business;

      o     seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

      o     costs associated with effecting the business combination;

                                       69

      o     industry leadership, sustainability of market share and
            attractiveness of market sectors in which target business
            participates;

      o     degree to which Steel Partners Group professionals have investment and operating experience and have had success in the target business's industry;

      o     ability for Steel Partners Group to add value post business combination; and

      o     macro competitive dynamics in the industry within which each company competes.

      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

      The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and Steel Partners Group professionals. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company.
Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

      FAIR MARKET VALUE OF TARGET BUSINESS OR BUSINESSES AND DETERMINATION OF
OFFERING AMOUNT

      The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions of $9.0 million, or $10.35 million if the over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

      In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sale of the additional founder's warrants and the sale of the co-investment units, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an

                                       70

acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions of approximately $9.0 million or approximately $10.35 million if the over-allotment option is exercised in full) at the time of the initial business combination.

      In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company's net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the sum of the amount in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions of $9.0 million, or $10.35 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company's total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty.
Accordingly, we have determined to use the valuation threshold of 80% of the sum of the amount in the trust account plus the proceeds of the co-investment
(excluding deferred underwriting discounts and commissions of $9.0 million or
$10.35 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

      Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the sum of the balance in the trust account plus the proceeds of the co-investment (excluding deferred underwriting discounts and commissions of $9.0 million or $10.35 million if the over-allotment option is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business or businesses is in excess of 80% of the sum of the proceeds in the trust account plus the proceeds of the co-investment will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under "Selection of a target business and structuring of a business combination" above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion. If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. We
expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our

                                       71

board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, the board will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

      LACK OF BUSINESS DIVERSIFICATION

      While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

      A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

      Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

      If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

      LIMITED ABILITY TO EVALUATE THE TARGET BUSINESS'S MANAGEMENT

      We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

                                       72

      Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business's management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company.
Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

      Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

      OPPORTUNITY FOR STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

      Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to permit our continued corporate existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock
(whether or not held by public stockholders). We will consummate our initial business combination only if the required number of shares are voted in favor of both the initial business combination and the amendment to extend our corporate life. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from consummation of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

      In connection with the stockholder vote required to approve our initial business combination, our founding stockholder and Steel Partners II, L.P. have agreed to vote the founder's shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder, Steel Partners II, L.P., and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder, Steel Partners II, L.P., nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. We will proceed with our initial business combination only if a quorum is present at the stockholders' meeting and, as required by our amended and restated certificate of incorporation, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business

                                       73

combination and stockholders owning no more than 30% of the shares sold in this offering minus one share vote against the business combination and exercise their conversion rights. Under the terms of the Company's amended and restated
certificate of incorporation, this provision may not be amended without the unanimous consent of the Company's stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 30% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares sold in this offering (minus one share) may be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders' meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

      CONVERSION RIGHTS

      At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $3.5 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be approximately $9.75 (or approximately $9.73 per share if the over-allotment option is exercised in full), or $0.25 less than the per-unit offering price of $10.00 (approximately $0.27 less if the over-allotment is exercised in full). A public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our initial business combination and our initial business combination is approved and completed. If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We anticipate that stockholders who validly elect conversion will receive the funds to which they are entitled promptly on the closing date of our initial business combination.
Public stockholders who obtained their stock in the form of units and who subsequently convert their stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights.

      In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

                                       74

      We expect the initial conversion price to be approximately $9.75 per share
(or approximately $9.73 per share if the over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

      If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial
business combination with a different target until [    ] 2009 [24 MONTHS FROM
THE DATE OF THIS PROSPECTUS]. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

      LIQUIDATION IF NO BUSINESS COMBINATION

      Our amended and restated certificate of incorporation provides that we
will continue in existence only until [      ], 2009 [24 MONTHS FROM THE DATE OF
THIS PROSPECTUS]. If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to permit our continued
existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General
Corporation Law. Because of this provision in our amended and restated
certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

      If we are unable to complete a business combination by [      ], 2009 [24
MONTHS FROM THE DATE OF THIS PROSPECTUS], we will automatically dissolve and as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278
provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.
Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under
Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

                                       75

      We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $3.5 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our founding stockholder has agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

      Upon its receipt of notice from counsel that our existence has terminated, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. Our founding stockholder and Steel Partners II, L.P. have waived their right to participate in any liquidation distribution with respect to the founder's shares. As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to our consummation of a business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a dissolution and liquidation. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

      If we are unable to conclude an initial business combination and expend all of the $100,000 held outside the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be approximately $9.75 (or approximately $9.73 per share if the over-allotment option is exercised in full), or approximately $0.25 less than the per-unit offering price of $10.00 (approximately $0.27 less if the over-allotment is exercised in full).

      The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than approximately $9.75 (or approximately
$9.73 per share if the over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

                                       76

      Our founding stockholder has agreed that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A "vendor" refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our founding stockholder specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.
Based on the representation as to its accredited investor status (as such term is defined in Regulation D under the Securities Act), we currently believe that our founding stockholder is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that it would be able to satisfy those obligations.

      Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders shares prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties' claims against us to the extent of the distributions received by them.

      If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least approximately $9.75 per share (or approximately $9.73 per share if the over-allotment option is exercised in full) to our public stockholders.

      A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business
combination by [     ], 2009 [24 MONTHS FROM THE DATE OF THIS PROSPECTUS] or if
the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $3.5 million to fund our working capital requirements.

      CERTIFICATE OF INCORPORATION

      Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

      o     upon the consummation of this offering, $292,450,000, or
            $335,650,000 if the underwriters' over- allotment option is exercised in full (comprising (i) $287,200,000 of the net proceeds of this offering, including $9.0 million of deferred underwriting discounts and commissions (or $330,400,000 if the underwriters'
            over-allotment option is exercised in full, including $10.35 million of deferred underwriting discounts and commissions) and (ii) $5.25 million of the proceeds from the sale of the additional founder's warrants) shall be placed into the trust account;

                                       77

      o     prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

      o     we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights;

      o     if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of the initial business combination;

      o     if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account
            (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

      o     we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

      o     prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

      o     our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

      o     the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to Steel Partners, Ltd.
            for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

      Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares sold in this offering (minus one share) may be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

                                       78

               COMPARISON OF THIS OFFERING TO THOSE OF BLANK CHECK
                         COMPANIES SUBJECT TO RULE 419

      The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

                                                Terms of Our Offering            Terms Under a Rule 419 Offering
                                         ------------------------------------  ------------------------------------

ESCROW OF OFFERING PROCEEDS              $292,450,000 of the proceeds of       $251,100,000 of the offering
                                         this offering, and the purchase of    proceeds would be required to be
                                         the additional founder's warrants     deposited into either an escrow
                                         including $9.0 million in deferred    account with an insured depositary
                                         underwriting discounts and            institution or in a separate bank
                                         commissions, will be deposited into   account established by a
                                         a trust account at JPMorgan Chase     broker-dealer in which the
                                         Bank, N.A., to be maintained by       broker-dealer acts as trustee for
                                         Continental Stock Transfer & Trust    persons having the beneficial
                                         Company.                              interests in the account.

INVESTMENT OF NET PROCEEDS               The $292,450,000 in trust will be     Proceeds could be invested only in
                                         invested only in treasury bills       specified securities such as a
                                         issued by the United States           money market fund meeting
                                         government having a maturity of 180   conditions of the Investment
                                         days or less or in money market       Company Act or in securities that
                                         funds meeting certain conditions      are direct obligations of, or
                                         under Rule 2a-7 promulgated under     obligations guaranteed as to
                                         the Investment Company Act.           principal or interest by, the
                                                                               United States.

RECEIPT OF INTEREST ON ESCROWED FUNDS    Interest on proceeds from the trust   Interest on funds in escrow account
                                         account that may be paid to           would be held for the sole benefit
                                         stockholders in connection with our   of investors, unless and only after
                                         initial business combination or our   the funds held in escrow were
                                         liquidation is reduced by (i) any     released to us in connection with
                                         taxes paid or due on the interest     our consummation of our initial
                                         generated and, only after such        business combination.
                                         taxes have been paid or funds
                                         sufficient to pay such taxes have
                                         been set aside, (ii) up to $3.5
                                         million that can be used for
                                         working capital purposes, and (iii)
                                         in the event of our liquidation for
                                         failure to consummate an initial
                                         business combination within the
                                         allotted time, interest of up to
                                         $75,000 that may be released to us
                                         should we have no or insufficient
                                         working capital to fund the costs
                                         and expenses of our dissolution and
                                         liquidation.

                                       79

                                                Terms of Our Offering            Terms Under a Rule 419 Offering
                                         ------------------------------------  ------------------------------------

LIMITATION ON FAIR VALUE OR NET ASSETS   The target business that we acquire   We would be restricted from
OF TARGET BUSINESS                       in our initial business combination   acquiring a target business unless
                                         must have a fair market value equal   the fair value of such business or
                                         to at least 80% of the sum of the     net assets to be acquired
                                         balance in the trust account plus     represents at least 80% of the
                                         the proceeds of the co-investment     maximum offering proceeds.
                                         (excluding deferred underwriting
                                         discounts of $9.0 million) at the
                                         time of the acquisition.  If we
                                         acquire less than 100% of one or
                                         more target businesses in our
                                         initial business combination, the
                                         aggregate fair market value of the
                                         portion or portions we acquire must
                                         equal at least 80% of the sum of
                                         the balance in the trust account
                                         plus the proceeds of the
                                         co-investment (excluding deferred
                                         underwriting discounts and
                                         commissions as described above) at
                                         the time of such initial business
                                         combination.  The fair market value
                                         of a portion of a target business
                                         will be calculated by multiplying
                                         the fair market value of the entire
                                         business by the percentage of the
                                         target business we acquire.

TRADING OF SECURITIES ISSUED             The units will commence trading on    No trading of the units or the
                                         or promptly after the date of this    underlying common stock and
                                         prospectus.  The common stock and     warrants would be permitted until
                                         warrants comprising the units will    the completion of a business
                                         begin to trade separately five        combination.  During this period,
                                         business days following the earlier   the securities would be held in the
                                         to occur of the expiration of the     escrow or trust account.
                                         underwriters' over-allotment option

                                       80

                                                Terms of Our Offering            Terms Under a Rule 419 Offering
                                         ------------------------------------  ------------------------------------

                                         or its exercise in full, subject to
                                         our having filed the current report
                                         on Form 8-K described below and
                                         having issued a press release
                                         announcing when such separate
                                         trading will begin.  In no event
                                         will separate trading of the common
                                         stock and warrants occur until we
                                         have filed with the SEC a current
                                         report on Form 8-K, which includes
                                         an audited balance sheet reflecting
                                         our receipt of the gross proceeds
                                         of this offering, including any
                                         proceeds we receive from the
                                         exercise of the over-allotment
                                         option, if such option is exercised
                                         prior to the filing of the Form
                                         8-K.  For more information, please
                                         see "Description of
                                         Securities--Units."

EXERCISE OF THE WARRANTS                 The warrants cannot be exercised      The warrants could be exercised
                                         until the later of the completion     prior to the completion of a
                                         of our initial business combination   business combination, but
                                         or 12 months from the closing of      securities received and cash paid
                                         this offering and, accordingly,       in connection with the exercise
                                         will be exercised only after the      would be deposited in the escrow or
                                         trust account has been terminated     trust account.
                                         and distributed.

ELECTION TO REMAIN AN INVESTOR           We will give our stockholders the     A prospectus containing information
                                         opportunity to vote on the initial    required by the SEC would be filed
                                         business combination.  In             as part of a post-effective
                                         connection with seeking shareholder   amendment to the original
                                         approval, we will send each           registration statement filed in
                                         shareholder a proxy statement         connection with the offering and
                                         containing information required by    would be sent to each investor.
                                         the SEC.  A shareholder following
                                         the procedures described in this      Each investor would be given the
                                         prospectus is given the right to      opportunity to notify the company,
                                         convert his or her shares for his     in writing, within a period of no
                                         or her pro rata share of the trust    less than 20 business days and no
                                         account before payment of deferred    more than 45 business days from the
                                         underwriting commissions and          effective date of the

                                       81

                                                Terms of Our Offering            Terms Under a Rule 419 Offering
                                         ------------------------------------  ------------------------------------

                                         discounts and including accrued       post-effective amendment, to decide
                                         interest, net of income taxes         whether he or she elects to remain
                                         payable on such interest and net of   a shareholder of the company or
                                         up to $3.5 million previously         require the return of his or her
                                         released to us to fund our working    investment.  If the company has not
                                         capital requirements.  However, a     received the notification by the
                                         shareholder who does not follow       end of the 45th business day, funds
                                         these procedures or a shareholder     and interest or dividends, if any,
                                         who does not take any action would    held in the trust or escrow account
                                         not be entitled to the return of      would automatically be returned to
                                         any funds.                            the shareholder.  Unless a
                                                                               sufficient number of investors
                                                                               elect to remain investors, all of
                                                                               the deposited funds in the escrow
                                                                               account must be returned to all
                                                                               investors and none of the
                                                                               securities will be issued.

BUSINESS COMBINATION DEADLINE            If we are unable to complete a        If an acquisition has not been
                                         business combination by               consummated within 18 months after
                                         [          ], 2009 [24 MONTHS FROM    the effective date of the company's
                                         THE DATE OF THIS PROSPECTUS], we      initial registration statement,
                                         will automatically dissolve and as    funds held in the trust or escrow
                                         promptly as practicable thereafter    account would be returned to
                                         the trustee will commence             investors.
                                         liquidating the investments
                                         constituting the trust account and
                                         distribute the proceeds to our
                                         public stockholders, including any
                                         interest earned on the trust
                                         account not used to cover
                                         liquidation expenses, net of income
                                         taxes payable on such interest and
                                         after distribution to us of
                                         interest income on the trust
                                         account balance as described in
                                         this prospectus.

RELEASE OF FUNDS                         Except with respect to (i) interest   The proceeds held in the escrow
                                         income to pay taxes on interest       account would not be released until
                                         income earned on the trust account    the earlier of the completion of a
                                         balance and (ii) interest income      business combination or the failure
                                         earned of up to $3.5 million on the   to effect a business combination
                                         balance in the trust account to be    within the allotted time.
                                         released to us to fund working
                                         capital requirements, proceeds held
                                         in the trust account will not be
                                         released to us until the earlier of
                                         the completion of our initial
                                         business combination or our
                                         liquidation upon our failure to
                                         effect our initial business
                                         combination within the allotted
                                         time.

                                       82

      COMPETITION

      In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

      o     our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

      o     our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses;
            and

      o     the requirement to acquire an operating business that has a fair market value equal to at least 80% of the sum of the balance of the trust account plus the proceeds of the co-investment at the time of the acquisition (excluding deferred underwriting discounts and commissions of $9.0 million (or $10.35 million if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

      FACILITIES

      Our executive offices are currently located at 590 Madison Avenue, 32nd
Floor, New York, New York 10022 . The cost for this space is included in the
$10,000 per-month fee described above that Steel Partners, Ltd. an affiliate of our founding stockholder charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York area that the fee charged by Steel Partners, Ltd. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

                                       83

      EMPLOYEES

      We currently have three officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

      PERIODIC REPORTING AND FINANCIAL INFORMATION

      We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the
Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

      We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles (or reconciled to U.S. GAAP) for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

      We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete and transition any such acquisition.

      LEGAL PROCEEDINGS

      There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

                                       84

                                   MANAGEMENT

      DIRECTORS AND EXECUTIVE OFFICERS

      Our directors and executive officers as of the date of this prospectus are as follows:

                 Name                        Age                               Position
---------------------------------            ---       -------------------------------------------------------

Warren G. Lichtenstein                        41       Chairman of the Board of Directors, President and Chief
                                                       Executive Officer
Jack L. Howard                                45       Director, Vice Chairman and Secretary
James R. Henderson                            49       Executive Vice President

      WARREN G. LICHTENSTEIN, CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND
CHIEF EXECUTIVE OFFICER - Mr. Lichtenstein has been our Chairman of the Board,
President and Chief Executive Officer since February 2007. Mr. Lichtenstein co-founded Steel Partners II, L.P. in 1993. He has been Managing Member of Steel
Partners, L.L.C., which has been the general partner of Steel Partners II, L.P.
since January 1, 1996. He served as the President, Chief Executive Officer and a director of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates, since June 1999. He is also a Co-Founder of Steel Partners Japan Strategic Fund
(Offshore), L.P., a private investment partnership investing in Japan, and Steel
Partners China Access Fund I LP, a private equity partnership investing in
China. Mr. Lichtenstein has been a director (currently Chairman of the Board) of
United Industrial Corporation, a company principally focused on the design, production and support of defense systems, since May 2001. Mr. Lichtenstein has been a director (currently Chairman of the Board) of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since January 2002 and served as Chief Executive Officer from
February 2002 to August 2005. He has served as Chairman of the Board of WHX
Corporation, a holding company, since July 2005. Mr. Lichtenstein has been a director of KT&G Corporation, South Korea's largest tobacco company, since March
2006. He served as a director of WebFinancial Corporation, which through its operating subsidiaries, operates niche banking markets, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as
President from December 1997 to December 2003. Prior to the formation of Steel
Partners II, L.P. in 1993, Mr. Lichtenstein co-founded Steel Partners, L.P., an investment partnership, in 1990 and co-managed its business and operations. From
1988 to 1990, Mr. Lichtenstein was an acquisition/arbitrage analyst with
Ballantrae Partners, L.P., which invested in risk arbitrage, special situations, and undervalued companies. From 1987 to 1988, he was an analyst at Para
Partners, L.P., a partnership that invested in arbitrage and related situations.
Mr. Lichtenstein has previously served as a director of the following companies:
Alpha Technologies Group, Inc., Aydin Corporation (Chairman), BKF Capital Group
Inc., CPX Corp. (f/k/a CellPro, Incorporated), ECC International Corporation,
Gateway Industries, Inc., Layne Christensen Company, PLM International, Inc.
Puroflow Incorporated, Saratoga Beverage Group, Inc., Synercom Technology, Inc.,
TAB Products Co., Tandycrafts Inc., Tech-Sym Corporation and U.S. Diagnostic
Labs, Inc. Mr. Lichtenstein graduated from the University of Pennsylvania with a
B.A. in Economics.

      JACK L. HOWARD, DIRECTOR, VICE CHAIRMAN AND SECRETARY - Mr. Howard has
been a Director, and our Vice Chairman and Secretary since February 2007. Mr.
Howard co-founded Steel Partners II, L.P. in 1993. He has been a registered principal of Mutual Securities, Inc., a NASD registered broker-dealer since
1989. He has served as Vice Chairman of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P.
and its affiliates, since December 2003. He served as Chairman of the Board and
Chief Executive Officer of Gateway Industries, Inc., a provider of database

                                       85

development and web site design and development services, from February 2004 to
April 2007 and as Vice President from December 2001 to April 2007. Mr. Howard has served as Chairman of the Board of WebFinancial Corporation, which through its operating subsidiaries, operates niche banking markets. From 1997 to May
2000, he also served as Secretary, Treasurer and Chief Financial Officer of
WebFinancial. He has been a director of WHX Corporation, a holding company, since July 2005. He has been a director of CoSine Communications, Inc., a holding company, since July 2005. He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004.
From 1984 to 1989, Mr. Howard was with First Affiliated Securities, a NASD broker dealer. Mr. Howard has previously served as a director of Scientific
Software-Intercomp, Inc., Pubco Corporation and Investors Insurance Group, Inc.
Mr. Howard graduated from the University of Oregon with a B.A. in Finance. He currently holds the securities licenses of Series 7, Series 24, Series 55 and
Series 63.

      JAMES R. HENDERSON, EXECUTIVE VICE PRESIDENT - Mr. Henderson has been our
Executive Vice President since February 2007. Mr. Henderson has been an
Operating Partner of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates, since August 1999. He has served as Chief Executive Officer of WebFinancial
Corporation, which through its operating subsidiaries, operates niche banking markets, since June 2005, as President and Chief Operating Officer of
WebFinancial since November 2003, and was the Vice President of Operations from
September 2000 through December 2003. He has served as Chief Executive Officer of WebBank, a wholly-owned subsidiary of WebFinancial, from November 2004 to May
2005. Mr. Henderson has served as a director of Angelica Corporation, a provider of healthcare linen management services, since August 2006. He has served as a director of BNS Holding, Inc., a holding company that owns the majority of
Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004. He has served as a director (currently
Chairman of the Board) of Del Global Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems, since November 2003. He has served as a director of SL Industries, Inc., a designer and producer of proprietary advanced systems and equipment for the power and data quality industry, since January 2002. Mr. Henderson has served as President of Gateway
Industries, Inc., a provider of database development and web site design and development services, since December 2001. He served as a director of ECC
International Corp., a manufacturer and marketer of computer-controlled simulators for training personnel to perform maintenance and operator procedures on military weapons, from December 1999 to September 2003 and as acting Chief
Executive Officer from July 2002 to March 2003. From January 2001 to August
2001, he served as President of MDM Technologies, Inc., a direct mail and marketing company. From 1996 to 1999, Mr. Henderson was employed in various positions with Aydin Corporation, a defense electronics manufacturer, which included a tenure as President and Chief Operating Officer. From 1980 to 1996,
Mr. Henderson was employed with UNISYS Corporation, an e-business solutions provider. Mr. Henderson has previously served as a director of Tech-Sym
Corporation. Mr. Henderson graduated from the University of Scranton with a B.S.
in Accounting.

      NUMBER AND TERMS OF OFFICE OF DIRECTORS

      Upon the consummation of this offering, our board of directors will consist of five directors. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

                                       86

      EXECUTIVE OFFICER COMPENSATION

      None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

      DIRECTOR INDEPENDENCE

      Our board of directors has determined that Messrs. [    ] are "independent
directors" as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

      BOARD COMMITTEES

      Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

      AUDIT COMMITTEE

      On completion of this offering, our audit committee will consist of
Messrs. [     ] with [     ] serving as chair. As required by the rules of the
American Stock Exchange, each of the members of our audit committee is able to
read and understand fundamental financial statements, and we consider [     ] to
qualify as an "audit committee financial expert" and as "financially sophisticated" as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

      o     meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

      o     appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

      o     overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

      o     meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

      o     reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

                                       87

      o     establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

      o     following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

      o     monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

      o     reviewing and approving all payments made to our officers, directors and affiliates, including Steel Partners, Ltd., other than the payment of an aggregate of $10,000 per month to Steel Partners, Ltd.
            for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

      GOVERNANCE AND NOMINATING COMMITTEE

      On completion of this offering, our governance and nominating committee
will consist of Messrs. [     ] with [      ] serving as chair. The functions of
our governance and nominating committee include:

      o     recommending qualified candidates for election to our board of directors;

      o     evaluating and reviewing the performance of existing directors;

      o     making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

      o     developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

      CODE OF ETHICS AND COMMITTEE CHARTERS

      We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

      CONFLICTS OF INTEREST

      Potential investors should be aware of the following potential conflicts of interest:

      o     Members of our management team are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

                                       88

      o     Although Mr. Lichtenstein and Steel Partners, L.L.C. and our
            officers and directors have entered into non-compete agreements with us providing that until the earlier of our initial business combination or our liquidation, neither Steel Partners Group nor our officers and directors will become affiliated with any other blank check company, the other members of our management team may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

      o     Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.
            While we have entered into a business opportunity right of first review agreement with Mr. Lichtenstein and Steel Partners, L.L.C., which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Steel Partners
            Group relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between $250 million to $1.2 billion (other than companies targeted for acquisition by any business in which Steel Partners II, L.P.
            directly or indirectly has an investment (including Steel Partners
            Japan Strategic Fund (Offshore), L.P. or businesses headquartered in or organized under the laws of China). Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
            For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive
            Officers."

      o     Since Mr. Lichtenstein may be deemed the beneficial owner of shares held by our founding stockholder and Steel Partners II, L.P., he may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. This ownership interest may influence his motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

      o     Unless we consummate our initial business combination, our officers and directors and Steel Partners Group and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management's estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our officers and directors and Steel Partners Group could influence our officers' and directors' motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders' best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

                                       89

      o     Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

      o     the corporation could financially undertake the opportunity;

      o     the opportunity is within the corporation's line of business; and

      o     it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

      Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. Members of our management team have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations.
Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See
"Management--Directors and Executive Officers" and "Management--Conflicts of
Interest."

      We will not enter into our initial business combination with any entity
(including entities that Steel Partners Group or our officers or directors have a financial interest in or are otherwise affiliated with) unless the board of directors of such entity has approved both the entering into and the continuation of negotiations with us and the consummation of the initial business combination. Accordingly, we will not conduct an unsolicited tender offer for the securities of any entity or otherwise express a public indication of interest in acquiring securities of any entity without the approval of board of directors of such entity.

      In addition, we have not excluded all entities that Steel Partners Group or our officers and directors are affiliated with as potential targets for our initial business combination because we believe that it is in the best interests of our stockholders to provide as much flexibility as possible in locating potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts with any such entity regarding a business combination. Any financial interest or affiliation Steel Partners Group or our officers and directors has in a target business will be clearly stated in the proxy statement delivered to our shareholders in connection with the vote required for any proposed initial business combination and will highlight any resulting conflict of interest. In addition, we have agreed to obtain an opinion

                                       90

from an independent investment banking firm that a business combination with any such entity is fair to our stockholders from a financial point of view. However, in light of this potential pool of companies that we could review as possible target businesses, we may have a higher likelihood of pursuing an acquisition that presents potential conflicts than other blank check companies with similar business plans.

                                       91

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of March 31, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

      o     each beneficial owner of more than 5% of our outstanding shares of common stock;

      o     each of our officers and directors; and

      o     all our officers and directors as a group.

      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the co-investment shares or the initial founder's warrants, the additional founder's warrants, or the co-investment warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

                                                                                   Approximate Percentage of
                                                                                    Outstanding Common Stock
                                                                                 -----------------------------
Name and Address of Beneficial                            Amount and Nature of                        After
Owner (1)                                                 Beneficial Ownership   Before Offering   Offering(4)
-----------------------------------------------           --------------------   ---------------   -----------

Warren G. Lichtenstein(2)(3)                                   7,500,000             100.0%           20.0%
SP Acq LLC                                                     6,818,182              90.9%           18.2%
Steel Partners II, L.P.                                          681,818               9.1%            1.8%
Jack L. Howard
James R. Henderson
All executive officers and directors as a group
(3 individuals)(2)(3)                                          7,500,000             100.0            20.0%

----------
* Less than one percent

(1)   Unless otherwise indicated, the business address of each of the individuals or entities is 590 Madison Avenue, 32nd Floor, New York, New
      York 10022.

(2)   Mr. Lichtenstein is the managing member of SP Acq LLC and may be considered to have beneficial ownership of SP Acq LLC's interest in us.
      Mr. Lichtenstein disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(3)   Steel Partners II, L.P., a Delaware limited partnership whose principal business is investing in the securities of small cap companies, has sole voting and dispositive power and is deemed to have beneficial ownership of the reported shares. Steel Partners, L.L.C., is a Delaware limited liability company whose principal business is acting as the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is the Managing
      Member of Steel Partners, L.L.C. By virtue of his relationships with Steel
      Partners, L.L.C., and Steel Partners, L.L.C.'s relationship with Steel
      Partners II, L.P., both are deemed to have beneficial ownership of the reported shares. Mr. Lichtenstein also has sole voting and dispositive power over the reported shares. Mr. Lichtenstein disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

                                       92

(4)   Assumes the sale of 30,000,000 units in this offering but not the exercise of any of the warrants included in the public units or exercise of the underwriters' over-allotment option.

      Upon consummation of our offering and the sale of the co-investment units, our founding stockholder and Steel Partners II, L.P. together will own approximately 26% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

      In the event that Steel Partners II, L.P. does not purchase the co-investment units, our founding stockholder and Steel Partners II, L.P. have agreed to surrender and forfeit its founder's units to us; provided that such surrender and forfeiture will not be required if our founding stockholder purchases such co-investment units. In such event, Steel Partners II, L.P. has agreed to transfer its founder's units to the founding stockholder.

      SP Acq LLC is a holding company founded to form our company and hold an investment in the founder's securities. Subject to the terms of its operating agreement, SP Acq LLC may distribute the initial founder's securities to its members at any time, subject further to the transfer and other restrictions applicable to permitted transferees described below and to applicable federal and state securities laws.

      If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder's units will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain their percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

      TRANSFER RESTRICTIONS

      Our founding stockholder and Steel Partners II, L.P. have agreed not to sell or transfer the founder's units and the founder's shares and initial founder's warrants (including the common stock to be issued upon the exercise of the initial founder's warrants) for a period of one year from the date we consummate our initial business combination and our founding stockholder has agreed not to sell or transfer the additional founder's warrants until after we complete our initial business combination, except in each case to permitted transferees who agree to be subject to the same transfer restrictions and in the case of the founder's shares, waive their right to participate in any liquidation distribution if we fail to consummate an initial business combination and agree to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination and in the case of the founder's units (including the founder's shares and initial founder's warrants) agree to surrender and forfeit such securities in the event that Steel Partners II, L.P. or our founding stockholder fails to purchase the co-investment units; provided that such surrender and forfeiture will not be required if our founding stockholder purchases such co-investment units. Steel Partners II, L.P. has agreed not to sell or transfer the co-investment units and the co-investment warrants or the co-investment shares until one year after we complete our initial business combination except to permitted transferees who agree to be bound by such transfer restrictions. We refer to these agreements with our founding stockholder and Steel Partners II, L.P. and their permitted transferees as a
"lock-up agreement."

                                       93

      The permitted transferees under the lock-up agreements are our officers, directors and employees and other persons or entities associated or affiliated with Steel Partners II, L.P. or Steel Partners, Ltd.

      During the lock-up period, our founding stockholder and Steel Partners II,
L.P. and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except for the voting agreement described above with respect to the initial business combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our founding stockholder and Steel Partners
II, L.P. have waived the right to receive any portion of the liquidation proceeds with respect to the founder's shares. Any permitted transferees to whom the founder's shares are transferred will also agree to waive that right.

      We consider our founding stockholder and Mr. Lichtenstein, to be our
"promoters," as this term is defined under U.S. federal securities laws.

                                       94

                              CERTAIN TRANSACTIONS

      On March 22, 2007, SP Acq LLC, which is controlled by Mr. Lichtenstein, purchased 7,500,000 founder's units for an aggregate purchase price of $25,000.
Subject to the succeeding sentence, our founding stockholder has agreed to sell
681,818 founder's units to Steel Partners II, L.P., an affiliate of our founding stockholder. In the event that all or a portion of the over-allotment option is exercised or if the founding stockholder transfers founder's units to directors,
Steel Partners II, L.P. will transfer to the founding stockholder or another permitted transferee a portion of its founder's units. In addition, in the event that Steel Partners II, L.P does not purchase the co-investment units, our founding stockholder has agreed to purchase the co-investment units. In such event, Steel Partners II, L.P. will transfer its founder's units to the founding stockholder. The founder's units are identical to those sold in this offering, except that:

      o     our founding stockholder and Steel Partners II, L.P. have agreed to vote their founder's shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination;

      o     our founding stockholder and Steel Partners II, L.P. have agreed that the founder's shares included therein will not participate with the common stock included in the units sold in this offering in any liquidating distribution;

      o     the initial founder's warrants included therein will:

            o     only become exercisable after our consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination; and

            o     be non-redeemable so long as they are held by our founding stockholder or its permitted transferees, including Steel
                  Partners II, L.P.; and

      o     the founder's units (including the founder's shares and initial founder's warrants) will be forfeited in the event that Steel
            Partners II, L.P. or our founding stockholder fails to purchase the co-investment units.

      On March 22, 2007, our founding stockholder entered into an agreement with us to purchase 5,250,000 warrants at a price of $1.00 per warrant, upon the consummation of the offering. The $5.25 million of proceeds from the investment in the 5,250,000 additional founder's warrants will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $5.25 million will be part of the liquidation distribution to our public stockholders, and the additional founder's warrants will expire worthless. The additional founder's warrants are non-redeemable so long as they are held by our founding stockholder or its permitted transferees.

      On March 22, 2007, Steel Partners II, L.P. agreed to invest $30.0 million in us in the form of co-investment units at a price of $10.00 per unit. Steel
Partners II, L.P. is obligated to purchase such co-investment units from us immediately prior to the consummation of our initial business combination. The co-investment units are identical to those sold in the offering except that the co-investment warrants included therein will be non-redeemable so long as they are held Steel Partners II, L.P. or its permitted transferees.

                                       95

      In the event that Steel Partners II, L.P. is unable to consummate the co-investment when required to do so, our founding stockholder and Steel
Partners II, L.P. have agreed to surrender and forfeit their founder's units to us; provided that such surrender and forfeiture will not be required if our founding stockholder purchases such co-investment units.

      We will also enter into an agreement with each of our founding stockholder and Steel Partners II, L.P. granting them the right to demand that we register the resale, (i) in the case of our founding stockholder and Steel Partners II,
L.P., of the founder's units, the founder's shares, the initial founder's warrants and the shares of common stock underlying the initial founder's warrants, (ii) in the case of our founding stockholder, the additional founder's warrants and the shares of common stock underlying the additional founder's warrants, and (iii) in the case of Steel Partners II, L.P., the co-investment units, co-investment shares and co-investment warrants and the shares of common stock underlying the co-investment warrants, with respect to the founder's units, the founder's shares, the initial founder's warrants and shares of common stock issuable upon exercise of such warrants, the co-investment units, the co-investment shares and the co-investment warrants and shares issuable upon exercise of such warrants at any time commencing three months prior to the date on which they are no longer subject to transfer restrictions, and with respect to all of the additional founder's warrants and the underlying shares of common stock, at any time after the execution of a definitive agreement for an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see "Description of
Securities--Securities Eligible for Future Sale--Registration rights" for additional information.

      As of March 31, 2007, Steel Partners, Ltd., had loaned us a total of
$250,000 evidenced by a promissory note, which was used to pay a portion of the expenses of this offering and our organization. This note bears interest at 5%, compounded semi-annually, is unsecured and is due no later than December 31,
2007. This loan was made to us by Steel Partners, Ltd. because our founding stockholder was recently formed and has limited capital. In addition, as of
March 31, 2007, Steel Partners, Ltd. advanced $10,436 to pay expenses that were due before our initial funding. Such amount will be repaid promptly upon the consummation of this offering. Steel Partners, Ltd. regularly advances capital on behalf of various entities in Steel Partners Group.

      We have agreed to pay Steel Partners, Ltd. a monthly fee of $10,000 for office space and administrative services, including secretarial support. This fee will commence once the proposed offering is completed. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

      We will reimburse our officers, directors and affiliates, including Steel
Partners Group and its employees, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $3.5 million on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our officers, directors and affiliates, including Steel Partners Group, other than the payment of an aggregate of $10,000 per month to Steel Partners, Ltd. for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.5 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

                                       96

      Although Steel Partners, L.L.C., Mr. Lichtenstein and our officers and directors have entered into non-compete agreements with us providing that until the earlier of our initial business combination or our liquidation, neither
Steel Partners Group nor our officers and directors will become affiliated with any other blank check company, the other members of our management team may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.
Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with Mr. Lichtenstein and Steel
Partners, L.L.C., which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Steel Partners Group relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between $250 million to $1.2 billion in which Steel Partners
II, L.P. directly or indirectly has an investment (including Steel Partners
Japan Strategic Fund (Offshore), L.P.) or businesses headquartered in or organized under the laws of China. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management team's other affiliations and the potential conflicts that you should be aware of, see the sections entitled
"Management--Directors and Executive Officers."

      Other than reimbursable out-of-pocket expenses payable to our officers and directors and Steel Partners II, L.P. and an aggregate of $10,000 per month paid to Steel Partners, Ltd. for office space, secretarial and administrative services, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our officers or directors or their affiliates.

                                       97

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of undesignated preferred stock,
$0.001 par value. Assuming no exercise of the underwriters' over-allotment option, 37,500,000 shares of our common stock will be outstanding following this offering (40,500,000 upon issuance of the co-investment shares). No shares of preferred stock are or will be outstanding immediately following this offering.
The following description summarizes the material terms of our capital stock.
Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

UNITS

      PUBLIC STOCKHOLDERS UNITS

      Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of
$7.50 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.
The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters' over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

      In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the
Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

      FOUNDER'S UNITS

      On March 22, 2007, our founding stockholder purchased an aggregate of
7,500,000 of our units for an aggregate purchase price of $25,000 in a private placement. Subject to the succeeding sentence, our founding stockholder has agreed to sell 681,818 founder's units to Steel Partners II, L.P., an affiliate of our founding stockholder. In the event that all or a portion of the over-allotment option is exercised or if the founding stockholder transfers founder's units to directors, Steel Partners II, L.P. will transfer to the founding stockholder or another permitted transferee a portion of its founder's units. Each founder's unit consists of one share of common stock and one warrant. The founder's units are identical to the units sold in this offering, except that:

      o     our founding stockholder and Steel Partners II, L.P. have agreed to vote their founder's shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination;

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      o     our founding stockholder and Steel Partners II, L.P. have agreed that the founder's shares included therein will not participate with the common stock included in the units sold in this offering in any liquidating distribution;

      o     the initial founder's warrants included therein will:

            o     only become exercisable after our consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination; and

            o     be non-redeemable so long as they are held by our founding stockholder or its permitted transferees, including Steel
                  Partners II, L.P.; and

      o     the founder's units (including the founder's shares and initial founder's warrants) will be forfeited in the event that Steel
            Partners II, L.P. or our founding stockholder fails to purchase the co-investment units.

      The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the initial founder's warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, the warrant agreement provides that the initial founder's warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

      Pursuant to a registration rights agreement between us and our founding stockholder and Steel Partners II, L.P., the holders of our founder's units, founder's shares and initial founder's warrants and shares issuable upon exercise thereof will be entitled to certain registration rights at any time commencing three months prior to the date that they are no longer subject to transfer restrictions.

      Our founding stockholder and Steel Partners II, L.P. have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their founder's units, founder's shares or initial founder's warrants (including the common stock to be issued upon exercise of the initial founder's warrants)
for a period of one year from the date of the consummation of a business combination.

      Our founding stockholder and Steel Partners II, L.P. are permitted to transfer their founder's units, founder's shares or initial founder's warrants
(including the common stock to be issued upon exercise of the founder's warrants) to our officers and our directors and other persons or entities associated or affiliated with Steel Partners II, L.P. or Steel Partners, Ltd., but the transferees receiving such securities will be subject to the same agreement regarding voting, transfer, participation in any liquidating distribution and forfeiture as our founding stockholder and Steel Partners II,
L.P..

      CO-INVESTMENT UNITS

      Immediately prior to our consummation of a business combination, Steel
Partners II, L.P. will purchase an aggregate of 3,000,000 of our units at a price of $10.00 per unit for an aggregate purchase price of $30.0 million. Each unit will consist of one share of common stock and one warrant.

                                       99

      The co-investment units will be identical to the units sold in this offering except that the co-investment warrants included therein will be non-redeemable so long as they are held by Steel Partners II, L.P. or its permitted transferees.

      The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the co-investment warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, the warrant agreement provides that the co-investment warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

      As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to our consummation of a business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a dissolution and liquidating distribution.

      Pursuant to the registration rights agreement, the holders of our co-investment units and co-investment shares and co-investment warrants and shares issuable upon exercise of such warrants will be entitled to certain registration rights at any time commencing three months prior to the date that they are no longer subject to transfer restrictions.

      Steel Partners II, L.P. has agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of its co-investment units, co-investment shares or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) for a period of one year from the date of the consummation of a business combination.

      Steel Partners II, L.P. will be permitted to transfer its co-investment units, co-investment shares or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) to our officers and our directors, and other persons or entities associated or affiliated with
Steel Partners II, L.P. or Steel Partners, Ltd., but the transferees receiving such securities will be subject to the same agreement regarding transfer as
Steel Partners II, L.P.

      Steel Partners II, L.P. has agreed to provide our audit committee, on a quarterly basis, with evidence that it has sufficient net liquid assets available to consummate the co-investment. In the event that Steel Partners II,
L.P. is unable to consummate the co-investment when required to do so, our founding stockholder and Steel Partners II, L.P. have agreed to surrender and forfeit their founder's units to us; provided that such surrender and forfeiture will not be required if our founding stockholder purchases such co-investment units.

      COMMON STOCK

      GENERAL

      As of the date of this prospectus, there were 7,500,000 shares of our common stock outstanding, held by our founding stockholder and Steel Partners
II, L.P.. On closing of this offering and the sale of the additional founder's warrants (assuming no exercise of the underwriters' over-allotment option),
37,500,000 shares of our common stock will be outstanding (40,500,000 upon issuance of the co-investment shares). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our

                                      100

certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.
Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

      In connection with the vote required for our initial business combination, our founding stockholder and Steel Partners II, L.P. have agreed to vote the founder's shares in accordance with the majority of the shares of common stock voted by the public stockholders, and each of them and each of our officers and directors has also agreed that if they acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder,
Steel Partners II, L.P., nor any of our officers and directors will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder, Steel Partners II, L.P. and our officers and directors may vote all of their shares, whenever acquired, as they see fit.

      We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

      If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will be paid only from funds held outside of the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters'
discounts and commission will be distributed on a pro rata basis among the public stockholders together with any accrued interest thereon and net of income taxes payable on such interest. Our founding stockholder and Steel Partners II,
L.P. have waived their rights to participate in any liquidation distribution with respect to the founder's shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

                                      101

      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

      The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

      PREFERRED STOCK

      Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated
certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

      WARRANTS

      PUBLIC STOCKHOLDERS' WARRANTS

      Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment, as discussed below, at any time commencing on the later of:

      o     the completion of our initial business combination; or

      o     twelve months from the closing of this offering,

PROVIDED in each case that we have an effective registration statement under the
Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

      The warrants will expire five years from the date of this prospectus at
5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

      Once the warrants become exercisable, we may call the warrants for redemption:

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      o     in whole and not in part,

      o     at a price of $.01 per warrant,

      o     upon not less than 30 days' prior written notice of redemption to each warrant holder, and

      o     if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a
            30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders,

PROVIDED that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

      We have established the above conditions to our exercise of redemption rights with the intent of:

      o     providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

      o     providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

      If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

      The warrants will be issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.
You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised.
Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

                                      103

      No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Under the warrant agreement, we have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed. However, we cannot assure you that we will be able to register such common stock or maintain a current prospectus relating to the common stock. The market for the warrants may be limited and the warrants may have no value if the warrants cannot be exercised because we do not have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders' only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

      INITIAL FOUNDER'S WARRANTS

      The initial founder's warrants are substantially similar to those being issued in this offering, except that the initial founder's warrants will:

      o     only become exercisable after our consummation of a business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination;

      o     be non-redeemable so long as they are held by our founding stockholder and Steel Partners II, L.P. or their permitted transferees; and

      o     the initial founder's warrants will be forfeited in the event that
            Steel Partners II, L.P. or our founding stockholder fails to purchase the co-investment units.

      The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the initial founder's warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, the warrant agreement provides that the initial founder's warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

      Our founding stockholder and Steel Partners II, L.P. have agreed not to sell or otherwise transfer any of their initial founder's warrants (including the common stock to be issued upon exercise of the initial founder's warrants)
for a period of one year from the date of the consummation of a business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See "Principal Stockholders - Transfer
Restrictions." In addition, at any time commencing three months prior to the time they are no longer subject to transfer restrictions, the initial founder's warrants and the shares of common stock issuable upon exercise of the initial founder's warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

                                      104

      ADDITIONAL FOUNDER'S WARRANTS

      The additional founder's warrants are identical to those being issued in this offering, except that the additional founder's warrants will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees.

      The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the initial founder's warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, the warrant agreement provides that the initial founder's warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

      Our founding stockholder has agreed that it will not sell or transfer the additional founder's warrants (including the common stock issuable upon exercise of the additional founder's warrants) until after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See "Principal Stockholders--Transfer
Restrictions." In addition, at any time after the execution of a definitive agreement for an initial business combination, the additional founder's warrants and the shares of common stock issuable upon exercise of the additional founder's warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

      CO-INVESTMENT WARRANTS

      The co-investment warrants will have terms and provisions that are substantially similar to the warrants included in the units being sold in this offering, except that these warrants will be non-redeemable so long as Steel
Partners II, L.P. or its permitted transferees hold such warrants. In addition, the holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the co-investment warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, the warrant agreement provides that the co-investment warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

      Steel Partners II, L.P. has agreed that it will not sell or otherwise transfer the co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) for a period of one year from the date of the consummation of a business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See
"Principal Stockholders--Transfer Restrictions." In addition, at any time commencing three months prior to the time they are no longer subject to transfer restrictions, the co-investment warrants and the shares of common stock issuable upon exercise of the co-investment warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

      DIVIDENDS

      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues

                                      105

and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

      OUR TRANSFER AGENT AND WARRANT AGENT

      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

      CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF
      INCORPORATION AND BYLAWS

      SPECIAL MEETING OF STOCKHOLDERS

      Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by our chairman.

      ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS

      Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

      AUTHORIZED BUT UNISSUED SHARES

      Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

      LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

                                      106

      We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

      These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

      Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      SECURITIES ELIGIBLE FOR FUTURE SALE

      Immediately after this offering (assuming no exercise of the underwriters'
over-allotment option), we will have 37,500,000 shares of common stock outstanding (40,500,000 upon issuance of the co-investment shares). Of these shares, the 30,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 10,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

      RULE 144

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      o     1% of the total number of shares of common stock then outstanding, which will equal 375,000 shares immediately after this offering; or

      o     the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and based on the availability of current public information about us.

                                      107

      RULE 144(K)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of
Rule 144.

      SEC POSITION ON RULE 144 SALES

      The SEC has taken the position that promoters or affiliates of a blank check company and its transferees, both before and after a business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

      REGISTRATION RIGHTS

      Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with each of our founding stockholder and Steel Partners II, L.P. granting them the right to demand that we register the resale, (i) in the case of our founding stockholder and Steel Partners II,
L.P., of the founder's units, the founder's shares, the initial founder's warrants and the shares of common stock issuable upon exercise of the initial founder's warrants, (ii) in the case of our founding stockholder, of the additional founder's warrants and the shares of common stock issuable upon the exercise of the additional founder's warrants and (iii) in the case of Steel
Partners II, L.P. of the co-investment units, co-investment shares and co-investment warrants and the shares of common stock issuable upon exercise of the co-investment warrants. The registration rights are exercisable with respect to the founder's units, founder's shares, initial founder's warrants (including shares issuable upon exercise of such warrants) co-investment units and co-investment shares and co-investment warrants (including shares issuable upon exercise of these warrants) at any time commencing three months prior to the date on which they are no longer subject to the transfer restrictions described in "Principal Stockholders - Transfer Restrictions," and with respect to the additional founder's warrants and the shares of common stock issuable upon exercise of such warrants, at any time after the execution of a definitive agreement for an initial business combination. In addition, our founding stockholder and Steel Partners II, L.P. each has certain "piggy-back"
registration rights on registration statements filed subsequent to the date on which the founder's units, the founder's shares, the co-investment units and the co-investment shares are no longer subject to the lock-up agreement, or, with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. Permitted transferees will, under certain circumstances, be entitled to the registration rights described herein.
We will bear the expenses incurred in connection with the filing of any such registration statements.

      LISTING

      We intend to apply to have our units listed on the American Stock Exchange under the symbol "DSP.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock
Exchange under the symbols "DSP" and "DSP.WS," respectively.

                                      108

            MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

      The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

      This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

      o     certain financial institutions;

      o     insurance companies;

      o     dealers and traders in securities or foreign currencies;

      o     persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

      o     persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

      o     partnerships or other entities classified as partnerships for U.S.
            federal income tax purposes;

      o     persons liable for the alternative minimum tax; and

      o     tax-exempt organizations.

      The following does not discuss any aspect of state, local or non-U.S.
taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue
Service ("IRS") and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

      If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

      WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE
U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX
CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR
SECURITIES.

      Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

                                      109

      U.S. HOLDERS

      This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a "U.S. holder" if you are a beneficial owner that is:

      o     a citizen or resident of the United States;

      o     a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

      o     an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

      o     a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

      DIVIDENDS AND DISTRIBUTIONS

      As discussed under "Dividend Policy" above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits.
Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under
"--Sale or Other Disposition or Conversion of Common Stock" below.

      It is unclear whether the conversion feature of the common stock described under "Proposed Business--Effecting a Business Combination--Conversion rights"
will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

      SALE OR OTHER DISPOSITION OR CONVERSION OF COMMON STOCK

      Gain or loss you realize on the sale or other disposition of our common stock (other than conversion) and upon liquidation in the event we do not consummate a business combination within the required time will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under "Proposed Business--Effecting a Business
Combination--Conversion rights" conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

      If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in "Proposed
Business--Effecting a Business Combination--Conversion rights," the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will,

                                      110

however, be treated as a dividend or distribution and taxed as described in
"Dividends and Distributions" above if your percentage ownership in us
(including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder's proportionate interest will constitute a
"meaningful reduction" in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

      SALE OR OTHER DISPOSITION, EXERCISE OR EXPIRATION OF WARRANTS

      Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

      In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

      If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

      CONSTRUCTIVE DIVIDENDS ON WARRANTS

      As discussed under "Dividend Policy" above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

      NON-U.S. HOLDERS

      This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a "non-U.S. holder" is a beneficial owner (other than a partnership) that is not a U.S. holder. A "non-U.S. holder" does not include an individual who is present in the United States for 183 days or more

                                      111

in the taxable year of disposition and is not otherwise a resident of the United
States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

      DIVIDENDS AND DISTRIBUTIONS

      As discussed under "Dividend Policy" above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in "U.S. Holders -
Constructive Dividends on Warrants" above), those dividends will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

      Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, only if such dividends are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S.
withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons.
If you are a corporation, effectively connected income may also be subject to a
"branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

      SALE OR OTHER DISPOSITION OF SECURITIES

      You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities unless:

      o     the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, only if such gain is attributable to a U.S. permanent establishment you maintain); or

      o     we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and (assuming our stock is "regularly traded" within the meaning of the applicable
            Treasury regulations) (i) you sell or dispose of common stock and you hold or have held, actually or constructively, more than 5% of our common stock at any time during the five-year period ending on the date of such sale or disposition or (ii) you sell or dispose of warrants, our warrants are also "regularly traded" and you hold or have held, actually or constructively, more than 5% of our warrants at any time during the five-year period ending on the date of such sale or disposition.

Because the determination of whether we are a United States real property holding corporation is based on the composition of our assets from time to time
(including the nature of any assets acquired in any business combination), we can provide no assurance that we will not become a United States real property holding corporation.

      Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S.
persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

                                      112

      ESTATE TAX

      Individual non-U.S. holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof)
will be treated as U.S. situs property subject to U.S. federal estate tax.

      INFORMATION REPORTING AND BACKUP WITHHOLDING

      Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities.
U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

      If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

      The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

                                      113

                                  UNDERWRITING

      UBS Securities LLC and Ladenburg Thalmann & Co. Inc. are acting as joint bookrunners and co-managers of the offering and UBS Securities LLC is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

          Underwriters                                   Number of Units
------------------------------                           ---------------
UBS Securities LLC
                                                         ---------------
Ladenburg Thalmann & Co. Inc.
                                                         ---------------

          Total                                             30,000,000
                                                         ===============

      The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

      The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[  ] per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $[  ] per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

      We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter's initial purchase commitment.

      We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction, provided that pursuant to a registration rights agreement to be entered into with our founding stockholder and Steel Partners II, L.P., we may register with the Commission the resale of (i) in the case of our founding stockholder and Steel Partners II,
L.P., of the founder's units, the founder's shares, the initial founder's warrants and the shares of common stock underlying the initial founder's warrants, (ii) in the case of our founding stockholder, the additional founder's warrants and the shares of common stock underlying the additional founder's warrants, and (iii) in the case of Steel Partners II, L.P., the co-investment units, co-investment shares and co-investment warrants and the shares of common stock underlying the co-investment warrants.

                                      114

      In addition, each holder of the founder's securities, additional founder's warrants and the co-investment units, the co-investment shares and the co-investment warrants has agreed to certain transfer restrictions affecting its warrants and shares as further described in "Principal Stockholders--Transfer
Restrictions."

      Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

      We intend to apply to have the units listed on the American Stock Exchange under the symbol "DSP.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock
Exchange under the symbols "DSP" and "DSP.WS," respectively. Trading of the units on the American Stock Exchange will commence on [________], 2007.

      The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

                                               Paid by
                                     SP Acquisition Holdings, Inc.
                                   --------------------------------
                                   No Exercise        Full Exercise
                                   -----------        -------------

       Per Unit                  $         0.70      $         0.70
       Total                     $   21,000,000      $   24,150,000

      The amounts paid by us in the table above include $9.0 million in deferred underwriting discounts and commissions (or $10.35 million if the over-allotment option is exercised in full), an amount equal to 3.0% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

      In connection with the offering, UBS Securities LLC, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of units made in an amount up to the number of units represented by the underwriters'
over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

                                      115

Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of units in excess of the over-allotment option.
The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

      The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when UBS
Securities LLC repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

      Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

      We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

      The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

      A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. UBS Securities LLC will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"),
an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that
Relevant Member State or, where appropriate, approved in another Relevant Member
State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

      o     to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

                                      116

      o     to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      o     in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

      Each purchaser of our units described in this prospectus located within a
Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e)
of the Prospectus Directive.

      For the purpose of this provision, the expression an "offer of units to the public" in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus
Directive in that Relevant Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

      This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of
Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial
Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or
(ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN FRANCE

      Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorite des Marches Financiers or by the competent authority of another member state of the European Economic Area and notified to the
Autorite des Marches Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
Neither this prospectus nor any other offering material relating to the units has been or will be

      o     released, issued, distributed or caused to be released, issued or distributed to the public in France or

      o     used in connection with any offer for subscription or sale of the units to the public in France.

                                      117

      Such offers, sales and distributions will be made in France only

      o     to qualified investors (INVESTISSEURS QUALIFIES) and/or to a restricted circle of investors (CERCLE RESTREINT D'INVESTISSEURS), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1,
            D.744-1, D.754-1 and D.764-1 of the French CODE MONETAIRE ET
            FINANCIER or

      o     to investment services providers authorized to engage in portfolio management on behalf of third parties or

      o     in a transaction that, in accordance with article
            L.411-2-II-1°-or-2°-or 3° of the French CODE
            MONETAIRE ET FINANCIER and article 211-2 of the General Regulations
            (REGLEMENT GENERAL) of the Autorite des Marches Financiers, does not constitute a public offer (APPEL PUBLIC A L'EPARGNE).

      The units may be resold directly or indirectly, only in compliance with
Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French
Code monetaire et financier.

OTHER TERMS

      We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

                                  LEGAL MATTERS

      The validity of the securities offered by this prospectus will be passed upon by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York. In
connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.

                                     EXPERTS

      The financial statements of SP Acquisition Holdings, Inc. included in this prospectus and elsewhere in the registration statement have been audited by
Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

      Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current

                                      118

event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the
SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington,
D.C. 20549.

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington,
D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                                      119

                          INDEX TO FINANCIAL STATEMENTS

                          SP ACQUISITION HOLDINGS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

Report of Independent Registered Public Accounting Firm                      F-2
Financial Statements:
Balance Sheet                                                                F-3
Statement of Operations                                                      F-4
Statement of Stockholders' Deficiency                                        F-5
Statement of Cash Flows                                                      F-6
Notes to Financial Statements                                                F-7

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
    SP Acquisition Holdings, Inc.

We have audited the accompanying balance sheet of SP Acquisition Holdings, Inc.
(a corporation in the development stage) (the "Company") as of March 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from February 14, 2007 (date of inception) to March 31, 2007.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SP Acquisition Holdings, Inc.
(a corporation in the development stage) as of March 31, 2007, and the results of its operations and its cash flows for the period from February 14, 2007 (date of inception) to March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

                                                /s/ GRANT THORNTON LLP

Edison, New Jersey
May 3, 2007

                                      F-2

                          SP ACQUISITION HOLDINGS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                  BALANCE SHEET
                                 MARCH 31, 2007

                                     ASSETS
CURRENT ASSET, cash                                                                           $ 275,000
OTHER ASSETS deferred offering costs                                                            190,000
                                                                                              ---------
                                                                                              $ 465,000
                                                                                              =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Advances payable to affiliate                                                                 $  10,436
Accrued expenses                                                                                 15,000
Accrued offering costs                                                                          190,000
Note payable to affiliate                                                                       250,000
                                                                                              ---------
TOTAL CURRENT LIABILITIES                                                                       465,436
                                                                                              ---------
COMMITMENTS AND CONTINGENCIES                                                                        --

STOCKHOLDERS' DEFICIENCY
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued                           --
Common stock, $.001 par value, authorized 200,000,000 shares; 7,500,000 shares issued and
     outstanding                                                                                  7,500
Additional paid-in capital                                                                       17,500
Deficit accumulated during the development stage                                                (25,436)
                                                                                              ---------
Total stockholders' deficiency                                                                     (436)
                                                                                              ---------
                                                                                              $ 465,000
                                                                                              =========

                 See accompanying notes to financial statements

                                      F-3

                          SP ACQUISITION HOLDINGS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                             STATEMENT OF OPERATIONS

                                                                                            For the Period
                                                                                         from February 14, 2007
                                                                                          (date of inception)
                                                                                           to March 31, 2007
                                                                                      ----------------------------

Formation and operating costs                                                                $      25,436
                                                                                             -------------
Net (loss)                                                                                   $     (25,436)
                                                                                             =============
Net loss per common share, basic and diluted                                                 $          --
                                                                                             =============
Weighted average number of common shares outstanding, basic and diluted                          7,500,000
                                                                                             -------------

                 See accompanying notes to financial statements

                                      F-4

                          SP ACQUISITION HOLDINGS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

FOR THE PERIOD FROM FEBRUARY 14, 2007 (DATE OF INCEPTION) TO MARCH 31, 2007

                                                                                     Deficit
                                                                                   Accumulated
                                                                 Additional         During the           Total
                                    Common                         Paid-in         Development      Stockholders'
                                    Shares          Amount         Capital            Stage           Deficiency
                                   ---------      ----------    ------------      ------------      -------------

Proceeds from units issued         7,500,000      $    7,500    $     17,500      $         --      $     25,000
Net loss incurred in the
development stage                                                                      (25,436)          (25,436)
                                   ---------      ----------    ------------      ------------      ------------
Balances, at March 31, 2007        7,500,000      $    7,500    $     17,500      $    (25,436)     $       (436)
                                   =========      ==========    ============      ============      ============

                 See accompanying notes to financial statements

                                      F-5

                          SP ACQUISITION HOLDINGS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                             STATEMENT OF CASH FLOWS

                                                                                    For the Period
                                                                                  from February 14,
                                                                                    2007 (date of
                                                                                      inception)
                                                                                 to March 31, 2007
                                                                                 -------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                         $ (25,436)
Adjustments to reconcile net income to net cash provided by operating activities:
     Change in operating assets and liabilities:
         Advances payable to affiliate                                                   10,436
         Accrued expenses                                                                15,000
                                                                                      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    --
                                                                                      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from note payable to affiliate                                            250,000
     Proceeds from issuance of common stock                                              25,000
                                                                                      ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                               275,000
                                                                                      ---------
NET INCREASE IN CASH                                                                    275,000
CASH, inception                                                                              --
                                                                                      ---------
CASH, end of period                                                                   $ 275,000
                                                                                      =========
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
     Deferred offering costs                                                          $ 190,000
                                                                                      =========

                 See accompanying notes to financial statements

                                      F-6

                          SP ACQUISITION HOLDINGS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A -- DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

      SP Acquisition Holdings, Inc. (a corporation in the development stage)
(the "Company") was incorporated in Delaware on February 14, 2007. The Company was formed to acquire one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination ("Business Combination"). The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards
("SFAS") No. 7, "Accounting and Reporting By Development Stage Enterprises," and
is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

      The Company's management has broad discretion with respect to the specific application of the net proceeds of a proposed offering of Units (as defined in
Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the
Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 96% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account
("Trust Account") and invested in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the condition under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business
Combination and exercise their conversion rights described below, the Business
Combination will not be consummated. Public stockholders voting against a
Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3% of the gross proceeds payable to the underwriters upon the Company's consummation of a Business
Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination is approved and consummated.
However, voting against the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the
Business Combination is voted upon by the stockholders. All of the Company's stockholders prior to the Proposed Offering, and all of the officers and directors of the Company will agree to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

      In the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution
(including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the
Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

                                      F-7

NOTE B -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DEVELOPMENT STAGE COMPANY:

      The Company complies with the reporting requirements of SFAS No. 7,
"Accounting and Reporting by Development Stage Enterprises."

      As indicated in the accompanying financial statements, the Company has incurred, and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty is discussed in Note C. There is no assurance that the Company's plans to raise capital or to complete a Business Combination will be successful or successful within the target business combination period.

      COMMON STOCK:

      Each share of common stock has one vote.

      NET LOSS PER COMMON SHARE:

      Loss per common share is based on the weighted average number of common shares outstanding. Basic income per common share excludes dilution and is computed by dividing loss available to common stockholders by the weighted-average common shares outstanding for the period. The Company has not computed diluted loss per share since the impact of any common share equivalents would be antidilutive.

      As of March 31, 2007, the Company had 7,500,000 outstanding warrants. (See
Note G)

      CONCENTRATION OF CREDIT RISK:

      Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

      FAIR VALUE OF FINANCIAL INSTRUMENTS:

      The fair value of the Company's assets and liabilities, excluding the note payable to the affiliate, which qualify as financial instruments under SFAS No.
107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts represented in the balance sheet because of their short term maturities.

      USE OF ESTIMATES:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-8

      DEFERRED OFFERING COSTS:

      The Company complies with the requirements of the SEC Staff Accounting
Bulletin (SAB) Topic 5A "Expenses of Offering." Deferred offering costs consist principally of estimated legal costs of $190,000 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

      Accrued offering costs represent the portion of the above costs that have been incurred but are unpaid as of the balance sheet date.

      INCOME TAX:

      Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE C -- PROPOSED OFFERING

      The Proposed Offering calls for the Company to offer for public sale up to
30,000,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $0.001 par value, and one redeemable common stock purchase warrant
("Warrant"). The expected public offering price will be $10.00 per unit. Each
Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business, and will expire five years from the date of the prospectus. The Warrants will be redeemable at the option of the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a
30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

NOTE D -- RELATED PARTY TRANSACTIONS

      SP Acq LLC purchased 7,500,000 of the Company's founder's units, each consisting of a common share and a warrant to purchase a common share, for a price of $25,000 in a private placement. The units are identical to those sold in the Proposed Offering, except that each of the founders agreed to vote its founder's common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving the Company's Business Combination. As a result, they will not be able to exercise conversion rights with respect to the founder's common stock if the
Company's Business Combination is approved by a majority of its public stockholders. The founder's common stock included therein will not participate with the common stock included in the units sold in the Proposed Offering in any liquidating distribution. The founder's warrants included therein will become exercisable at an exercise price of $7.50 after the Company's consummation of a
Business Combination, if and when the last sales price of the Company's common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such Business Combination and will be non-redeemable so long as they are held by the Company's founders or their permitted transferees, and will expire five years from the date of the prospectus. SP Acq LLC has entered into an agreement to sell to its affiliate
Steel Partners II, L.P. an amount of its founder's units that will be determined based on the number of Units sold in the Proposed Offering. The founder's units, including the founder's shares and founder's warrants may not be sold or transferred until at least one year after the completion of a Business
Combination.

                                      F-9

      On March 28, 2007 the Company issued a $250,000 unsecured promissory note to Steel Partners, Ltd., an affiliate of SP Acq LLC. This advance bears interest at a rate of 5% per annum, is unsecured and is due no later than December 31,
2007. A portion of the loans will be repaid out of the proceeds of the Proposed
Offering not placed in trust and the balance of the loans will be repaid out of the interest that the Company receives on the balance of the trust account.
Advances payable at March 31, 2007 of $10,436 due to Steel Partners, Ltd. are
for certain costs paid on behalf of the Company.

      The Company presently occupies office space provided by Steel Partners,
Ltd. Steel Partners Ltd. has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office, administrative and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay
Steel Partners, Ltd. $10,000 per month for such services which will commence at the Proposed Offering. No amounts have been accrued in the financial statements as of March 31, 2007 related to these services as the agreement has not commenced as of such date.

      SP Acq. LLC has agreed to purchase directly from the Company, in a private placement, 5,250,000 warrants concurrently with the Proposed Offering at a price of $1 per warrant (an aggregate purchase price of approximately $5,250,000) from the Company and not as part of the Proposed Offering. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the completion of a Business Combination with a target business, and will expire five years from the date of the prospectus. It has also agreed that the warrants purchased by it will not be sold or transferred until after the completion of a Business Combination, and will be non-redeemable so long as they are held by the Company's founders or their permitted transferees. As of March 31, 2007, none of these warrants were issued by the Company.

      In addition, Steel Partners II, L.P., has agreed to purchase 3,000,000 units ("Co-Investment Units") at a price of $10 per unit (an aggregate price of
$30,000,000) from the Company in a private placement that will occur immediately prior to the Company's consummation of a Business Combination. These private placement units will be identical to the units sold in the Proposed Offering. It has also agreed that these units will not be sold, transferred, or assigned until at least one year after the completion of the Business Combination. In the event that Steel Partners II, L.P. does not purchase the Co-Investment Units, SP
Acq LLC and Steel Partners II, L.P. have agreed to surrender and forfeit its founder's units to the Company, provided however that such surrender and forfeiture will not be required if SP Acq LLC purchases the Co-Investment Units.
In such event, Steel Partners II, L.P. has agreed to transfer its founder's units to SP Acq LLC. As of March 31, 2007, none of these units have been issued by the Company.

      During the period from February 15, 2007 (date of inception) through March
31, 2007, Steel Partners, Ltd paid an aggregate of $10,436 of costs on behalf of the Company. As noted above, Steel Partners, Ltd. is an affiliate of the
Company. The Company intends to repay such advances and thus the amounts are reflected as a liability to affiliate. None of the officers and directors of the
Company received compensation for their services to the Company as they are all paid by Steel Partners Ltd.

                                      F-10

NOTE E -- PREFERRED STOCK

      The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares have been issued as of March 31, 2007.

NOTE F -- WARRANTS

      The Company has issued warrants to purchase 7,500,000 common shares at
$7.50 per share as part of the founder's units in connection with its initial capitalization on March 22, 2007 ("Founder's Warrants"). Founder's Warrants are
not redeemable while held by the founding stockholder or its permitted transferees and the exercisability of Founder's Warrants are subject to certain additional restrictions. Each Founder's Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $7.50 only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after a Business Combination. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

                                      F-11

================================================================================

                                  $300,000,000

                          SP ACQUISITION HOLDINGS, INC.

                              ---------------------

                                30,000,000 UNITS

                                  [STEEL LOGO]

                                   ----------

                                   PROSPECTUS

                                [       ], 2007

                                   ----------

UBS INVESTMENT BANK                                LADENBURG THALMANN & CO. INC.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      REFERENCES TO "THE COMPANY," "THE REGISTRANT," "WE," "US," "OUR" AND
SIMILAR EXPRESSIONS IN THIS PART II REFER TO SP ACQUISITION HOLDINGS, INC.

      ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and
Exchange Commission registration fee, the National Association of Securities
Dealers Inc. filing fee and the initial trustee's fee.

SEC registration fee                                                  $   36,915
NASD filing fee                                                           35,000
American Stock Exchange application and listing fees                      70,000
Trustee's fee                                                              3,000
Warrant and escrow agent fee and closing costs (1)                         4,200
Accounting fees and expenses                                              60,000
Legal fees and expenses                                                  300,000
Printing and engraving expenses                                           75,000
Miscellaneous                                                            115,885
                                                                      ----------

Total                                                                 $  700,000
                                                                      ==========

----------
(1)   In addition to the fees that are charged by Continental Stock Transfer &
      Trust Company as trustee and warrant agent, the Registrant will be required to pay to Continental Stock Transfer & Trust Company aggregate annual fees of $4,800 for acting as transfer agent of the Registrant's securities.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by Section 102 of the Delaware General Corporation Law, we
have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

      o     any breach of the director's duty of loyalty to us or our
            stockholders;

      o     any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

      o     any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

      o     any transaction from which the director derived an improper personal benefit.

                                      II-1

      These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated
certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

      As permitted by Section 145 of the Delaware General Corporation Law, our
bylaws provide that:

      o     we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

      o     we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

      o     the rights provided in our bylaws are not exclusive.

      Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein.
In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.
These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

      We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      On March 22, 2007, our founding stockholder purchased 7,500,000 of our units for a purchase price of $25,000. Our founding stockholder has agreed to sell 681,818 founder's units (subject to adjustment if the over-allotment option is exercised or if founder's units are transferred to directors) to Steel
Partners II, L.P.

      On March 22, 2007, our founding stockholder entered into an agreement with us to purchase 5,250,000 warrants at a price of $1.00 per warrant. Our founding stockholder is obligated to purchase such warrants from us upon the consummation of the offering.

      On March 22, 2007 Steel Partners II, L.P. agreed to purchase 3,000,000 of our units for an aggregate purchase price of $30,000,000 at a price of $10.00 per unit. Steel Partners II, L.P. is obligated to purchase such units from us immediately prior to our consummation of a business combination.

      The sales of the securities to our founding stockholder were or will be deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, the purchaser represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

                                      II-2

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
    NO.                                  DESCRIPTION
------------     ---------------------------------------------------------------
   1.1 *         Form of Underwriting Agreement

   3.1 *         Certificate of Incorporation

   3.2           Form of Bylaws

   3.3 *         Form of Amended and Restated Certificate of Incorporation

   4.1 *         Specimen Unit Certificate

   4.2 *         Specimen Common Stock Certificate

   4.3           Form of Warrant Agreement by and between the Registrant and
                 Continental Stock Transfer & Trust Company

   4.4           Form of Warrant Certificate

   5.1 *         Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

  10.1 *         Form of Letter Agreement by and among the Registrant, our
                 founding stockholder and Steel Partners II, L.P.

  10.2 *         Form of Letter Agreement by and between the Registrant and each of the directors and executive officers of the Registrant

  10.3           Initial Founder's Securities Purchase Agreement, dated as of
                 March 22, 2007, by and between the Registrant and our founding stockholder

  10.4           Founder's Units Purchase Agreement, dated as of March 30, 2007, by and among the Registrant, our founding stockholder and Steel
                 Partners II, L.P.

  10.5           Form of Co-Investment Unit Purchase Agreement between the
                 Registrant and Steel Partners II, L.P.

  10.6 *         Form of Registration Rights Agreement by and between the
                 Registrant and the founder

  10.7 *         Form of Indemnity Agreement by and between the Registrant and each of its directors and executive officers

  10.8 *         Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company

  10.9 *         Form of Right of First Review Agreement by and among the
                 Registrant and Warren Lichtenstein and Steel Partners, L.L.C.

  14             Form of Code of Conduct and Ethics

  23.1           Consent of Grant Thornton LLP

  23.2 *         Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                 (included in Exhibit 5.1)

  24.1           Powers of Attorney (see page II-5)

  99.1           Form of Charter of Audit Committee

  99.2           Form of Charter of Governance and Nominating Committee

* To be filed by amendment.

      (b) No financial statement schedules are required to be filed with this
Registration Statement.

                                      II-3

ITEM 17. UNDERTAKINGS.

      (a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the
            Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule
            430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the
            Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-4

                                   SIGNATURES

      In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of New York, State of New York, on the 7th day of May, 2007.

                                        SP Acquisition Holdings, Inc.

                                        By: /s/ Warren G. Lichtenstein
                                            ------------------------------------
                                            Name:  Warren G. Lichtenstein
                                            Title: Chairman, President and Chief
                                                   Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren G. Lichtenstein and Jack L. Howard as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement
(including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration
Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                         Title                                    Date

/s/ Warren G. Lichtenstein
-------------------------------                                                                   May 7, 2007
Warren G. Lichtenstein                 Chairman, President and Chief Executive Officer
                                       (Principal Executive Officer)
/s/ Jack L. Howard
-------------------------------                                                                   May 7, 2007
Jack L. Howard                         Vice Chairman, Director and Secretary (Principal
                                       Financial Officer and Principal Accounting Officer)

                                      II-5